                                                                   Exhibit 10.15

                     AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of August 28, 2000

                                     among

                         WATSON PHARMACEUTICALS, INC.,

                                 as Borrower,

          THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO

                                  as Lenders,

                       SG COWEN SECURITIES CORPORATION,

                         as Arranger and Book Runner,

                                      and

                               SOCIETE GENERALE,

                            as Administrative Agent

                          FIRST UNION NATIONAL BANK,

                             as Syndication Agent,

                                      and

                                 SUMMIT BANK,

                            as Documentation Agent

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

EXHIBITS AND SCHEDULES

Exhibit A      -    Form of Assignment and Acceptance
Exhibit B-1    -    Form of Revolving Loan Note
Exhibit B-2    -    Form of Term Loan Note
Exhibit B-3    -    Form of Swing Loan Note
Exhibit C      -    Form of Notice of Borrowing
Exhibit D      -    Form of Notice of Continuation/Conversion
Exhibit E      -    List of Closing Documents
Exhibit F      -    Form of Officer's Certificate
Exhibit G      -    Form of Compliance Certificate

                                                                  EXECUTION COPY

                     AMENDED AND RESTATED CREDIT AGREEMENT

          This AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 28, 2000 (as amended, supplemented or modified from time to time, this "Agreement") is
                                                               ---------
entered into among WATSON PHARMACEUTICALS, INC., a Nevada Corporation (the "Borrower"), the financial institutions from time to time party hereto, whether
 --------
by execution of this Agreement or an Assignment and Acceptance (the "Lenders"),
                                                                     -------
SG COWEN SECURITIES CORPORATION, in its capacity as arranger and book runner (in such capacity, the "Arranger"), SOCIETE GENERALE ("SG"), in its capacity as
                    --------                       --
administrative agent for the Lenders (in such capacity, the "Administrative
                                                             --------------
Agent"), FIRST UNION NATIONAL BANK, in its capacity as syndication agent for the
-----
Lenders (in such capacity, the "Syndication Agent"), and SUMMIT BANK, in its
                                -----------------
capacity as documentation agent for the Lenders (in such capacity, the "Documentation Agent"). This Agreement amends and restates the Credit Agreement
 -------------------
dated as of July 5, 2000 among the Borrower, the Lenders, the Arranger, the Administrative Agent and the Syndication Agent.

                                   ARTICLE I

                                  DEFINITIONS

          1.01.  Certain Defined Terms.  The following terms used in this
                 ---------------------
Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          "Accommodation Obligation" means any Contractual Obligation,
           ------------------------
contingent or otherwise, of any Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another Person that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or to provide any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

          "Acquisition" means, collectively, the Tender Offer and, on and after
           -----------
the Merger Effective Date, the Merger.

          "Administrative Agent" has the meaning ascribed to such term in the
           --------------------
preamble hereto.

          "Administrative Agent's Account" means the Administrative Agent's
           ------------------------------
account, account number 9044019 (re: Watson Pharmaceuticals), maintained at the office of Societe Generale, 1221 Avenue of the Americas, New York, New York, ABA #026004226, or such other account as the Administrative Agent may from time to time specify in writing to the Borrower and the Lenders.

          "Administrative Agent's Fee Letter" means the letter dated July 5,
           ---------------------------------
2000 between the Administrative Agent and the Borrower.

          "ANCIRC" means ANCIRC, a New York partnership jointly owned by
           ------
Circasub Inc., an indirect Subsidiary of the Borrower, and SR Six, Inc., a subsidiary of Andrx Corporation.

          "Affiliate" means, as applied to any specified Person, any other
           ---------
Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any specified Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such specified Person or otherwise to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting Securities or by contract or otherwise.

          "Agents" means, collectively, the Administrative Agent, the
           ------
Syndication Agent, the Documentation Agent and the Arranger.

          "Agreement" has the meaning ascribed to such term in the preamble
           ---------
hereto.

          "Applicable Base Rate Margin" means initially a rate equal to 0.375%
           ---------------------------
per annum during the period from the Closing Date until the Six Month Date. Thereafter, such rate will reset quarterly as set forth below on the first day of the month following receipt by the Administrative Agent of the financial statements delivered in accordance with Section 7.01(a), commencing with the Six
                                        ---------------
Month Date, based upon the Leverage Ratio for the applicable Financial Covenant Period, calculated as of the last day of such period; provided, however, if the
                                                      --------  -------
calculation of the Leverage Ratio based upon the unaudited financial statements of the Borrower and its Subsidiaries for the fourth fiscal quarter of any Fiscal Year varies from the calculation of the Leverage Ratio based upon the audited financial statements of the Borrower and its Subsidiaries for such Fiscal Year, such rate will be reset (as set forth below) retroactively to the first day of the month following receipt by the Administrative Agent of the unaudited financial statements for such fourth fiscal quarter:

            If the Leverage                                     Applicable Base
            Ratio is:                                           Rate Margin
            ---------                                           -----------
            Equal to or greater than 3.5                        1.250%
            Less than 3.5 but equal to or greater than 3.0      0.875%
            Less than 3.0 but equal to or greater than 2.5      0.625%
            Less than 2.5 but equal to or greater than 2.0      0.375%
            Less than 2.0 but equal to or greater than 1.5      0.250%
            Less than 1.5                                       0.125%

          "Applicable Eurodollar Rate Margin" means initially a rate equal to
           ---------------------------------
1.375% per annum during the period from the Closing Date until the Six Month Date. Thereafter, such rate will reset quarterly as set forth below on the first day of the month following receipt by the Administrative Agent of the financial statements delivered in accordance with Section 7.01(a), commencing
                                                  ---------------
with the Six Month Date, based upon the Leverage Ratio for the applicable Financial Covenant Period, calculated as of the last day of the period; provided, however, if the calculation of the Leverage Ratio based upon the
--------  -------
unaudited financial statements of the Borrower and its Subsidiaries for the fourth fiscal quarter of any Fiscal Year varies from the calculation of the Leverage Ratio based upon the audited financial statements of the Borrower and its Subsidiaries for such Fiscal Year, such rate will be reset (as set forth below) retroactively to the first day of the month following receipt by the Administrative Agent of the unaudited financial statements for such fourth fiscal quarter:

            If the Leverage                                     Applicable Eurodollar
            Ratio is:                                           Rate Margin
            ---------                                           -----------
            Equal to or greater than 3.5                        2.250%
            Less than 3.5 but equal to or greater than 3.0      1.875%
            Less than 3.0 but equal to or greater than 2.5      1.625%
            Less than 2.5 but equal to or greater than 2.0      1.375%
            Less than 2.0 but equal to or greater than 1.5      1.250%
            Less than 1.5                                       1.125%

          "Applicable Lending Office" means, with respect to a particular
           -------------------------
Lender, its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

          "Approved Fund" means any fund that invests in bank loans.
           -------------

          "Arranger" has the meaning ascribed to such term in the preamble
           --------
hereto.

          "Asset Sale" means any sale, conveyance, transfer, lease or other
           ----------
disposition of property of any Loan Party to any Person other than another Loan Party.

          "Assignment and Acceptance" means an Assignment and Acceptance
           -------------------------
substantially in the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 13.01.
                                  -------------

          "Attributable Debt" means with respect to a Sale and Leaseback
           -----------------
Transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with
GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback

Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Availability" means, at any particular time, the amount by which the
           ------------
Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time; provided, however, that during the period from the Closing Date to the Business Day immediately preceding the Schein Redemption Date, the Availability shall be reduced by $55,000,000.

          "Aventis" means Aventis, S.A., a company formed under the laws of
           -------
France, formerly known as Rhone-Poulenc Rorer, and its affiliates.

          "Base Rate" means, on any date, a fluctuating interest rate per annum
           ---------
equal to the higher of:

          (a) the rate of interest then most recently established by SG in New York, New York as its base rate for Dollars loaned in the United States, in effect on such date; and

          (b)    the Federal Funds Rate in effect on such date plus 1/2 of 1%.

The Base Rate is not necessarily intended to be the lowest rate of interest determined by SG in connection with extensions of credit.

          "Base Rate Loans" means all Loans which bear interest at a rate
           ---------------
determined by reference to the Base Rate as provided in Section 4.01(a).
                                                        ---------------

          "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
           ---------------
(S)(S) 101 et seq.), as amended from time to time, and any successor statute.

          "Benefit Plan" means a defined benefit plan as defined in Section
           ------------
3(35) of ERISA (other than a Multiemployer Plan) which is subject to Title IV of ERISA or Section 412 of the Code in respect of which any Loan Party or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Board of Directors" means the board of directors or equivalent
           ------------------
governing body of a Person (or the general partner of such Person, as the case may be,) or any committee thereof duly authorized to act on behalf of such board of directors or equivalent governing body.

          "Borrower" has the meaning ascribed to such term in the preamble
           --------
hereto.

          "Borrowing" means a borrowing consisting of Loans of the same Type
           ---------
made on the same day by the Lenders.

          "Business" means the development, licensing, manufacturing ,
           --------
marketing, distribution and sale of pharmaceutical products.

          "Business Day" means a day, in the applicable local time, which is not
           ------------
a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York, (ii) in the case of Eurodollar Rate Loans, in London, England and (iii) in the case of Letter of Credit transactions for the Issuing Bank, in the place where its office for issuance and administration of the pertinent Letter of Credit is located.

          "Capital Expenditures" means, for any period being measured hereunder,
           --------------------
the aggregate of all expenditures (whether paid in cash or other assets or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by a Loan Party's fixed asset account as reflected in its balance sheet; provided, however, that Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (A) that portion of Capital Leases which is capitalized on the balance sheet of such Loan Party and (B) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by such Loan Party to the extent that the gross purchase price of the purchased Equipment exceeds the fair value of the Equipment being traded in at such time.

          "Capital Lease" means, as applied to any Person, any lease of any
           -------------
property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means, with respect to any Person, any capital stock
           -------------
of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "Cash Capital Expenditures" means, for any period, that portion of
           -------------------------
Capital Expenditures which is paid in cash.

          "Cash Equivalents" shall mean (i) marketable direct obligations issued
           ----------------
or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from other nationally recognized rating services) and not listed in Credit Watch published by Standard & Poor's Corporation; (iii) commercial paper, other than commercial paper issued by the Borrower or any of its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from other nationally recognized rating services) (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or European Economic Community or Canada having combined capital and surplus of not less than $250,000,000; (v) bankers' acceptances maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligation, then the highest rating from other nationally recognized rating services); (vi) corporate securities maturing no more than one
(1) year after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation of Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then one of the two highest ratings from other nationally recognized rating services); (vii) repurchase agreements with respect to United States government securities, with contract periods not to exceed thirty (30) days; and (viii) money market mutual funds that invest primarily in the instruments set forth in the foregoing clauses of this definition.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events:

          (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of more than 40% of the total voting power of the Equity Interests of the Borrower;

          (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or group of "persons" for purposes of Section 13(d) of the Securities Exchange Act (other than to any Wholly Owned Subsidiary of the Borrower); or

          (c)    the adoption of a plan of liquidation of the Borrower.

          "Chief Financial Officer" means the chief financial officer, chief
           -----------------------
accounting officer or vice president of finance of the Borrower.

          "Claim" means any claim or demand, by any Person, of whatsoever kind
           -----
or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

          "Closing Date" means the date on which all of the conditions precedent
           ------------
in Sections 5.01 and 5.02 have been satisfied or waived pursuant to Section
   ----------------------                                           -------
13.09.
-----

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and any successor statute and any regulations or guidelines promulgated thereunder.

          "Commercial Letter of Credit" means any documentary letter of credit
           ---------------------------
issued by an Issuing Bank pursuant to Section 2.04 for the account of the
                                      ------------
Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of their business.

          "Commission" means the Securities and Exchange Commission and any
           ----------
Person succeeding to the functions thereof.

          "Commitment" means, with respect to any Lender, such Lender's
           ----------
Revolving Loan Commitment and Term Loan Commitment, and as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Commitments" means the aggregate principal
                                -----------
amount of the Commitments of all the Lenders, the maximum amount of which shall not exceed $700,000,000.

          "Commitment Termination Date" means the day which is the earliest of
           ---------------------------
(A) July 6, 2005, (B) the termination of the Commitments pursuant to Section
                                                                     -------
11.02(a) and (C) the date of termination in whole of the Revolving Credit
--------
Commitments pursuant to Section 3.01(a)(ii).
                        -------------------

          "Compliance Certificate" has the meaning ascribed to such term in
           ----------------------
Section 7.01(c).
---------------

          "Contaminant" means any waste, pollutant (as that term is defined in
           -----------
42 U.S.C. 9601(33) or in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6901), radioactive material, special waste, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including, but not limited to polychlorinated biphenyls, and asbestos.

          "Contractual Obligation" means, as applied to any Person, any
           ----------------------
provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "Contribution Agreement" means the Contribution Agreement dated as of
           ----------------------
July 5, 2000 among the Borrower and the Guarantors, as such agreement may be further amended, supplemented or otherwise modified from time to time.

          "Current Assets" means, as at any date of determination, the total
           --------------
assets of the Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP.

          "Current Liabilities" means, as at any date of determination, the
           -------------------
current liabilities of the Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

          "Customary Permitted Liens" means
           -------------------------

          (a) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges or claims, in all cases which are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (b) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business in all cases for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (c) Liens (other than Environmental Liens and any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds, in all cases for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; and

          (d) zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of the Loan Parties and which do not materially adversely affect the value of the real property.

          "Debt" means, as applied to any Person at any time, all indebtedness,
           ----
obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) reimbursement obligations with respect to letters of credit issued for such Person's account (to the extent not accounted for in clause (i) above), (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, or (v) in respect of Capital Leases.

          "Default" means an event which, with the giving of notice or the lapse
           -------
of time, or both, would constitute an Event of Default.

          "Default Rate" has the meaning ascribed to such term in Section
           ------------                                           -------
4.01(d).
-------

          "Disclosure Letter" means the Disclosure Letter dated as of July 5,
           -----------------
2000 from the Borrower to the Administrative Agent and the Lenders.

          "DOL" means the United States Department of Labor and any Person
           ---
succeeding to the functions thereof.

          "Dollars" and "$" mean the lawful money of the United States.
           -------       -

          "Domestic Lending Office" means, with respect to any Lender, such
           -----------------------
Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

          "EBITDA" means, for any Financial Covenant Period, (i) the Net Income,
           ------
plus the following amounts (without duplication) to the extent deducted in
----
calculating such Net Income: (A) depreciation and amortization expense, (B) interest expense, (C) the provision for income taxes (including federal, state, local and foreign income taxes), (D) extraordinary or unusual losses, (E) non-cash portion of nonrecurring losses and charges, (F) other non-operating, non-cash losses and (G) cash expenditures arising in connection with the transactions contemplated by the Transaction Documents in an aggregate amount not to exceed $85,000,000; minus (ii) the following amounts (without
                           -----
duplication) for such Financial Covenant Period to the extent included in the calculation of such Net Income: (A) the amount of extraordinary gains, (B) interest income and (C) other non-operating, non-cash income; each item in clauses (i) and (ii) calculated pursuant to GAAP for such period.

          "Eligible Assignee" means (A) any of the following Persons approved by
           -----------------
the Administrative Agent and, unless a Default has occurred and is continuing, the Borrower, each such approval not to be unreasonably withheld or delayed: (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such a country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate or Approved Fund of any Lender; provided that no Affiliate of the Borrower and no member of the pharmaceutical industry or other competitor of the Borrower or any of its Subsidiaries shall be an Eligible Assignee.

          "Environmental, Health or Safety Requirement of Law" means
           --------------------------------------------------
Requirements of Law derived from or relating to federal, state and local laws, regulations, ordinances or orders relating to or addressing the environment, health or safety, including but not limited to any law, regulation, ordinance or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, ordinance or order relating to Remedial Action, and any law, regulation, ordinance or order relating to workplace or worker safety and health, as such Requirements of Law are promulgated by the specifically authorized agency responsible for administering such Requirements of Law.

          "Environmental Lien" means a Lien in favor of any Governmental
           ------------------
Authority for (i) any liability under any applicable Environmental, Health or Safety Requirement of Law or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the indoor or outdoor environment.

          "Environmental Property Transfer Act" means any applicable Requirement
           -----------------------------------
of Law triggered by the transfer, sale, lease, mortgage or closure of any Property, that conditions, restricts, prohibits or requires any notification or disclosure for environmental reasons.

          "Equipment" means a Person's present and future (i) equipment and
           ---------
fixtures, including, without limitation, machinery, manufacturing, distribution, selling, computer system, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property, and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

          "Equity Interests" means, with respect to any Person, any Capital
           ----------------
Stock issued by such Person, regardless of class or designation, any limited or general partnership interest in such Person, or any limited liability membership interest in such Person, regardless of designation.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and any successor statute.

          "ERISA Affiliate" means any (i) corporation which is a member of the
           ---------------
same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Loan Party, (ii) partnership, trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with any Loan Party, and (iii) "affiliated service group" (as defined in Section 414(m) of the Code).

          "Eurodollar Affiliate" means, with respect to each Lender, the
           --------------------
Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

          "Eurodollar Interest Payment Date" means (i) with respect to any
           --------------------------------
Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan and (ii) with respect to any Eurodollar Rate Loan having a Eurodollar Interest Period in excess of three (3) calendar months, the last day of each calendar quarter during such Eurodollar Interest Period.

          "Eurodollar Interest Period" has the meaning set forth in Section
           --------------------------                               -------
4.02(b).
-------

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
office or offices of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, with respect to any Eurodollar Interest
           ---------------
Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum obtained by dividing (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates), by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Eurodollar Rate Loans" means those Loans outstanding which bear
           ---------------------
interest at a rate determined by reference to the Eurodollar Rate as provided in
Section 4.01(a).
---------------

          "Eurodollar Reserve Percentage" means, for any day, that percentage
           -----------------------------
which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

          "Event of Default" means any of the occurrences set forth in Section
           ----------------                                            -------
11.01 after the expiration of any applicable grace period and the giving of any
-----
applicable notice, in each case as expressly provided in Section 11.01.
                                                         -------------

          "Excess Cash Flow" means, for any Fiscal Year other than the Fiscal
           ----------------
Year ending December 31, 2000, EBITDA for such Fiscal Year, minus cash interest
                                                            -----
paid during such Fiscal Year, minus Cash Capital Expenditures made during such
                              -----
Fiscal Year, minus principal payments made on Funded Debt (excluding Revolving
             -----
Loans) during such Fiscal Year, minus taxes paid in cash during such Fiscal
                                -----
Year, plus the decrease or minus the increase in Working Capital during such
      ----                 -----
Fiscal Year.

          "Excluded Sale Proceeds" means (i) proceeds from Asset Sales described
           ----------------------
in clauses (i), (ii), (iii), (vi) and (viii) of Section 9.02, , (ii) proceeds
                                                ------------
from a sale, transfer and other disposition described in clause (iv), (v) or
(vii) of Section 9.02 to the extent such proceeds are reinvested within 180 days
         ------------
following such sale, transfer or other disposition in Property used by a Loan Party in the ordinary course of its business, and (iii) proceeds as described in
Section 1.01 of the Disclosure Letter.

          "Excluded Securities Proceeds" means (i) proceeds from the issuance of
           ----------------------------
debt that are used to refinance outstanding indebtedness of the Borrower and
(ii) proceeds from

Attributable Debt, purchase money Indebtedness, Capital Leases and trade payables, in each case to the extent such Indebtedness is permitted under
Section 9.01.
------------

          "FDA" shall mean the Food and Drug Administration.
           ---

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System or any Governmental Authority succeeding to its functions.

          "Financial Covenant Period" means, in determining compliance with the
           -------------------------
financial covenants hereunder, (i) with respect to the fiscal quarter ending December 31, 2000, the financial information for such fiscal quarter multiplied by four; (ii) with respect to the fiscal quarter ending March 31, 2001, the financial information for the fiscal quarters ending December 31, 2000 and March 31, 2001 multiplied by two; (iii) with respect to the fiscal quarter ending June 30, 2001, the financial information for the fiscal quarters ending December 31, 2000, March 31, 2001 and June 30, 2001 multiplied by four-thirds; and (iv) with respect to each fiscal quarter ending thereafter, the financial information for the immediately preceding four fiscal quarters ending on the last day of such fiscal quarter.

          "Fiscal Year" means the fiscal year of the Borrower and its
           -----------
Subsidiaries ending on December 31 of each calendar year.

          "Fixed Charge Coverage Ratio" means, for any Financial Covenant
           ---------------------------
Period, the ratio of (i) EBITDA less Cash Capital Expenditures made during such
                                ----
period to (ii) Interest Expense plus the regularly scheduled installments of
                                ----
Funded Debt payable during such period.

          "Floating Rate Note Indenture" means the Indenture dated December 24,
           ----------------------------
1997 between Schein and The Bank of New York, as trustee for the issuance of Schein's Floating Rate Notes.

          "Floating Rate Notes" means the Floating Rate Notes due 2004 issued by
           -------------------
Schein pursuant to the Floating Rate Note Indenture.

          "Forfeiture Proceeding" means any action, proceeding or investigation
           ---------------------
affecting any of the Loan Parties before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

          "Funded Debt" means Debt which matures more than one year from the
           -----------
date of its creation or matures within one year from such date but is renewable or extendible, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date including, without limitation, all amounts of Funded Debt required to be paid or prepaid within one year from the date of determination.

          "Funding Date" means the date of the funding of a Loan.
           ------------

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect from time to time.

          "Governing Documents" means, (a) with respect to any corporation, (i)
           -------------------
the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (ii) the by-laws (or the equivalent governing documents) of the corporation and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock; and (b) with respect to any general partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership and (ii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; and (c) with respect to any limited partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership, (ii) a certificate of limited partnership (or the equivalent organizational documents) and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; and (d) with respect to any limited liability company, (i) the certificate of limited liability (or equivalent filings) of such limited liability company, (ii) the operating agreement (or the equivalent organizational documents) of such limited liability company, and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of such company's membership interests.

          "Governmental Authority" means any nation or government, any federal,
           ----------------------
state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranties" means, collectively, the Guaranties, substantially in the
           ----------
form of the Guaranties referred to in the List of Closing Documents, executed by the Guarantors in favor of the Administrative Agent and the Lenders, as such Guaranties may be amended, supplemented or otherwise modified from time to time.

          "Guarantors" means, collectively, (i) from the Closing Date until the
           ----------
Merger Effective Date, the Initial Guarantors, (ii) on and after the Merger Effective Date, the Initial Guarantors, Schein and the Specified Schein Subsidiaries and (iii) Subsidiaries that execute a Guaranty and an Acknowledgment of New Loan Party from time to time hereafter.

          "Holder" means any Person entitled to enforce any of the Obligations,
           ------
whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent and each Lender.

          "Indebtedness" means, as applied to any Person at any time and without
           ------------
duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases or (vi) which are Accommodation Obligations of the type referred to in clauses (i) through (v) above; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien (other than a Customary Permitted Lien) on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person (but only to the extent of the fair market value of such property in the case of indebtedness, obligations or liabilities that are not assumed by such Person), all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.

          "Indemnified Matters" has the meaning ascribed to such term in Section
           -------------------                                           -------
13.05.
-----

          "Indemnitees" has the meaning ascribed to such term in Section 13.05.
           -----------                                           -------------

          "Initial Guarantors" means Watson Laboratories, Inc., a Nevada
           ------------------
corporation, Watson Laboratories, Inc. - New York, a New York corporation, Watson Laboratories, Inc. - Utah, a Delaware corporation, Watson Pharma, Inc., a Delaware corporation, The Rugby Group, Inc., a New York corporation, Rugby Laboratories, Inc., a New York corporation, and Royce Laboratories, Inc., a Florida corporation.

          "Interest Coverage Ratio" means, with respect to any Financial
           -----------------------
Covenant Period, the ratio of (i) EBITDA to (ii) Interest Expense.

          "Interest Expense" means, for any period being measured hereunder,
           ----------------
total interest expense for such period, whether paid or accrued (including the interest component of Capital Leases) of the Borrower and its Subsidiaries on a consolidated basis, as determined in conformity with GAAP.

          "Interest Rate Contracts" means interest rate exchange, swap, collar,
           -----------------------
cap, hedging or similar agreements.

          "Interest Rate Determination Date" has the meaning ascribed to such
           --------------------------------
term in Section 4.02(c).
        ---------------

          "Investment" means, with respect to any Person, (i) any purchase or
           ----------
other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any direct or indirect loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

          "IRS" means the Internal Revenue Service and any Person succeeding to
           ---
the functions thereof.

          "Issue" means, with respect to any Letter of Credit, either issue, or
           -----
extend the expiry of, or renew, or increase the amount of, such Letter of Credit, and the term "Issued" or "Issuance" shall have a corresponding meaning.
                      ------      --------

          "Issuing Bank" means SG and any successor or assignee thereof.
           ------------

          "Lender" has the meaning ascribed to such term in the preamble hereto.
           ------

          "Letter of Credit" means any Commercial Letter of Credit or Standby
           ----------------
Letter of Credit.

          "Letter of Credit Fee" means the fees described in Section 4.03(b).
           --------------------                              ---------------

          "Letter of Credit Obligations" means, at any particular time, the sum
           ----------------------------
of (i) all outstanding Reimbursement Obligations, plus (ii) the aggregate
                                                  ----
undrawn face amount of all outstanding Letters of Credit, plus (iii) the
                                                          ----
aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to Section 2.04(c)).
            ---------------

          "Letter of Credit Reimbursement Agreement" means, with respect to a
           ----------------------------------------
Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrower and as are not materially adverse (in the reasonable judgment of the Issuing Bank) to the interests of the Lenders; provided, however, in the event of any conflict
                          --------  -------
between the terms hereof and of any Letter of Credit Reimbursement Agreement, the terms hereof shall control.

          "Leverage Ratio" means, for any Financial Covenant Period, the ratio
           --------------
of (i) the outstanding Funded Debt for the Borrower and its Subsidiaries at the end of such period, to (ii) EBITDA for such period.

          "Liabilities and Costs" means all liabilities, obligations,
           ---------------------
responsibilities, losses, damages, personal injury, death costs, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility studies or Remedial Action), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to (S) 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "List of Closing Documents" shall mean the List of Closing Documents
           -------------------------
attached hereto and made a part hereof as Exhibit E.
                                          ---------

          "Loan Documents" means this Agreement, the Notes, the Administrative
           --------------
Agent's Fee Letter, the Guaranties, the Contribution Agreement, the Letter of Credit Reimbursement Agreements, any Interest Rate Contracts to which any Lender or any Affiliate of a Lender is a party, any foreign exchange contracts to which any Lender or any Affiliate of a Lender is a party, and all other instruments, agreements and written Contractual Obligations between any Loan Party and the Administrative Agent, the Issuing Bank or any Lender delivered to either the Administrative Agent, the Issuing Bank or such Lender pursuant to or in connection with the transactions contemplated hereby.

          "Loan Party" means the Borrower and each of the Guarantors.
           ----------

          "Loans" means all Revolving Loans, Term Loans and Swing Loans.
           -----

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation U.

          "Material Adverse Effect" means (i) a material adverse effect on the
           -----------------------
Acquisition, (ii) a material adverse effect upon the condition (financial or otherwise), operations, assets, business, properties, performance or prospects of the Borrower and its Subsidiaries and Schein and its Subsidiaries, taken as a whole, (iii) a material adverse effect on the ability of the Loan Parties to perform their respective payment obligations under the Loan Documents, or (iv) a material adverse effect on the ability of the Lenders or the Administrative Agent to enforce the Loan Documents.

          "Maturity Date" means July 6, 2005.
           -------------

          "Maximum Revolving Credit Amount" means, at any particular time, the
           -------------------------------
Revolving Loan Commitments at such time.

          "Merger" means the merger to be consummated pursuant to the Merger
           ------
Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of
           ----------------
May 24, 2000, among the Borrower, WS Acquisition Corp. and Schein.

          "Merger Documents" means, collectively, the Merger Agreement and each
           ----------------
of the other agreements, notes, guarantees, consents, instruments, certificates and opinions delivered by the Borrower or any other Person in connection with the Merger.

          "Merger Effective Date" means the date on which the Merger is
           ---------------------
consummated.

          "Multiemployer Plan" means an employee benefit plan as defined in
           ------------------
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Borrower or any ERISA Affiliate.

          "Net Cash Proceeds" means with respect to any Asset Sale or issuance
           -----------------
of Securities, an amount equal to the gross cash proceeds of such Asset Sale or issuance, net of (i) attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) the amount of any Indebtedness secured by a Lien on the asset being sold that has been repaid with the proceeds of such Asset Sale.

          "Net Income" means, for any period being measured hereunder, the net
           ----------
earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

          "Net Worth" means, as at any time of determination, the total assets
           ---------
of the Borrower and its Subsidiaries on a consolidated basis less total
                                                             ----
liabilities of the Borrower and its Subsidiaries on a consolidated basis, each determined in accordance with GAAP.

          "Notes" means the Revolving Loan Notes, the Term Loan Notes and the
           -----
Swing Loan Notes.

          "Notice of Borrowing" means a notice substantially in the form of
           -------------------
Exhibit C attached hereto and made a part hereof.
---------

          "Notice of Continuation/Conversion" means a notice substantially in
           ---------------------------------
the form of Exhibit D.
            ---------

          "Obligations" means all Loans, advances, debts, liabilities,
           -----------
obligations, covenants and duties owing by any Loan Party to any of the Agents, the Issuing Bank, any Lender, any Affiliate of any of the Agents, the Issuing Bank or any Lender, or any Person entitled to indemnification pursuant to
Section 13.05 of this Agreement, of any kind or nature, present or
-------------
future, whether or not evidenced by any note, guaranty or other instrument, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of a draft drawn thereunder, arising under this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, Interest Rate Contract, foreign exchange contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Loan Parties under this Agreement, the Notes or any other Loan Document.

          "Officer's Certificate" means, with respect to any Person, a
           ---------------------
certificate executed on behalf of such Person by (i) the chairman or vice-chairman of such Person's board of directors or (ii) such Person's president, any of its vice-presidents, its chief financial officer, chief accounting officer, vice president of finance or its treasurer.

          "Operating Lease" means, as applied to any Person, any lease of any
           ---------------
property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

          "Other Taxes" has the meaning ascribed to such term in Section
           -----------                                           -------
3.03(b).
-------

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person
           ----
succeeding to the functions thereof.

          "Permits" means any permit, approval, authorization, license,
           -------
variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Existing Indebtedness" means the Indebtedness identified as
           -------------------------------
such in Section 1.01(A) of the Disclosure Letter.

          "Permitted Existing Investments" means the Investments identified as
           ------------------------------
such in Section 1.01(B) of the Disclosure Letter.

          "Permitted Existing Liens" means the Liens on assets of any Loan Party
           ------------------------
identified as such in Section 1.01(C) of the Disclosure Letter.

          "Person" means any natural person, corporation, limited partnership,
           ------
general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, limited liability company or other organization, whether or not a legal entity, and any Governmental Authority.

          "Plan" means an employee benefit plan defined in Section 3(3) of ERISA
           ----
(other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Process Agent" has the meaning ascribed to such term in Section
           -------------                                           -------
13.20(a).
--------

          "Property" means any and all interests in any kind of property or
           --------
asset, whether real, personal or mixed, whether tangible or intangible.

          "Pro Rata Share" means, with respect to any Lender, the percentage
           --------------
obtained by dividing (i) with respect to a Revolving Loan Lender, such Lender's
            --------
Revolving Loan Commitment (or, if after the Revolving Termination Date, the outstanding balances of such Lender's Revolving Loans) by the aggregate amount
                                                       --
of all Revolving Loan Lenders' Revolving Loan Commitments (or, if after the Revolving Termination Date, the outstanding balances of all Revolving Loans);
(ii) with respect to a Term Loan Lender, the outstanding amount of such Term Loan Lender's Term Loans by the aggregate outstanding amount of all Term Loans;
                         --
and (iii) with respect to all Lenders, each Lender's Revolving Loan Commitment (or, if after the Revolving Termination Date, the outstanding balance of such Lender's Revolving Loans), plus such Lender's outstanding Term Loans by the sum
                           ----                                      --
of all the Lenders' Revolving Loan Commitments (or, if after the Revolving Termination Date, the outstanding balance of all Revolving Loans) plus the
                                                                  ----
outstanding Term Loans.

          "RCRA" means the Resource Conservation and Recovery Act of 1986, 42
           ----
U.S.C. (S)(S) 6901 et seq., any amendments thereto, any successor statutes, and
                   -- ---
any regulations promulgated thereunder.

          "Register" has the meaning ascribed to such term in Section 13.01(c).
           --------                                           ----------------

          "Regulation U" means Regulation U of the Federal Reserve Board as in
           ------------
effect from time to time.

          "Regulation X" means Regulation X of the Federal Reserve Board as in
           ------------
effect from time to time.

          "Reimbursement Date" is defined in Section 2.04(d)(i)(A).
           ------------------                ---------------------

          "Reimbursement Obligations" means, as to the Borrower, the aggregate
           -------------------------
reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit.

          "Release" means release, spill, emission, leaking, pumping, injection,
           -------
deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

          "Remedial Action" means any action required to (i) clean up, remove,
           ---------------
treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Rental Payments" means, for any period, the aggregate amount of all
           ---------------
rents paid or accrued under all Operating Leases for Equipment of any Loan Party as lessee (net of sublease income), all as determined on a combined basis in conformity with GAAP.

          "Replacement Event" means, with respect to any Lender, the appointment
           -----------------
of, or the taking of possession by, a receiver, custodian, conservator, trustee or liquidator of such Lender, or the declaration by the appropriate regulatory authority that such Lender is insolvent.

          "Replacement Lender" means a financial institution which is an
           ------------------
Eligible Assignee or is otherwise reasonably acceptable to the Administrative Agent and which is not a Loan Party or an Affiliate of a Loan Party.

          "Reportable Event" has the meaning ascribed to such term in Section
           ----------------
4043 of ERISA or regulations promulgated thereunder, other than an event which is not subject to the thirty (30) day notice requirement of such regulations.

          "Requirements of Law" means, as to any Person, the charter and by-laws
           -------------------
or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

          "Requisite Lenders" means Lenders whose Pro Rata Shares, in the
           -----------------
aggregate, are greater than 50.1%; provided, however, that, in the event that
                                   --------  -------
the Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders whose aggregate ratable shares (stated as a
 -----------------
percentage) of the aggregate outstanding amount of the Obligations are greater than 50.1%.

          "Restricted Junior Payment" means (i) any dividend or other
           -------------------------
distribution, direct or indirect, on account of any shares of any class of capital stock of, partnership interest of or other equity interest of, a Loan Party now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of, partnership interest of or other equity interest of, a Loan Party now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any subordinated indebtedness and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of, partnership interest of or other equity interest of, a Loan Party now or hereafter outstanding.

          "Revolving Credit Obligations" means, at any particular time, the sum
           ----------------------------
of (i) the outstanding principal amount of the Swing Loans at such time, plus
(ii) the outstanding principal
amount of the Revolving Loans at such time, plus (iii) Letter of Credit Obligations outstanding at such time.

          "Revolving Loan" has the meaning ascribed to such term in Section
           --------------                                           -------
2.01(a).
-------

          "Revolving Loan Commitment" means, with respect to any Lender, the
           -------------------------
obligation of such Lender to make Revolving Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Revolving Loan Commitments" means
                                               --------------------------
the aggregate principal amount of the Revolving Loan Commitments of all the Lenders, the maximum amount of which shall not exceed a principal amount of $200,000,000.

          "Revolving Loan Lender" means a Lender who has a Revolving Loan
           ---------------------
Commitment.

          "Revolving Loan Notes" has the meaning assigned thereto in Section
           --------------------                                      -------
2.05(a)(i).
----------

          "Schein" means Schein Pharmaceutical, Inc., a Delaware corporation.
           ------

          "Schein Parties" means (i) Schein and the Specified Schein
           --------------
Subsidiaries during the period from the Closing Date to the Merger Effective Date and (ii) Steris Laboratories, Inc., a Delaware corporation, and Marsam Pharmaceuticals, Inc., a Delaware corporation.

          "Schein Payment Date" means the date which is the earlier of (i) the
           -------------------
Schein Redemption Date and (ii) the seventieth day following the Closing Date.

          "Schein Redemption Date" means the date on which Schein redeems its
           ----------------------
Floating Rate Notes.

          "Securities" means any stock, shares, voting trust certificates,
           ----------
bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time, and any successor statute.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended from time to time, and any successor statute.

          "Senior Note Indenture" means the Senior Indenture dated May 18, 1998
           ---------------------
between the Borrower and First Union National Bank, as Trustee for the issuance of the Borrower's Senior Notes.

          "Senior Notes" means the Senior Notes due 2008 issued by the Borrower
           ------------
pursuant to the Senior Note Indenture.

          "Six Month Date" means January 8, 2001.
           --------------

          "Solvent", when used with respect to any Person, means that at the
           -------
time of determination:

          (a) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

          (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

          (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Specified Schein Subsidiaries" means Danbury Pharmacal, Inc., a
           -----------------------------
Delaware corporation, and Danbury Pharmacal Puerto Rico, Inc., a Delaware corporation.

          "Standby Letter of Credit" means any letter of credit issued by an
           ------------------------
Issuing Bank pursuant to Section 2.04 for the account of the Borrower, which is
                         ------------
not a Commercial Letter of Credit.

          "Strategic Partner" means any agreement or arrangement with one or
           -----------------
more other Persons to develop, license, manufacture, market, sell or distribute products in lines of businesses that do not violate Section 9.07.
                                                    ------------

          "Subsidiary" means any corporation or other entity of which securities
           ----------
or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

          "Swing Loan" has the meaning assigned thereto in Section 2.03(a).
           ----------                                      ---------------

          "Swing Loan Lender" means SG, in its individual capacity, or, in the
           -----------------
event SG is not the Administrative Agent, the Administrative Agent (or any Affiliate of the Administrative Agent designated by the Administrative Agent), in its individual capacity.

          "Swing Loan Note" means one or more notes evidencing the Borrower's
           ---------------
Obligation to repay the Swing Loans.

          "Taxes" has the meaning ascribed to such term in Section 3.03(a).
           -----                                           ---------------

          "Tender Offer" means the Offer to Purchase for Cash, dated June 6,
           ------------
2000, made by WS Acquisition Corp., a Delaware corporation and wholly-owned Subsidiary of the Borrower.

          "Tender Offer Documents" means, collectively, the Tender Offer and
           ----------------------
each of the other agreements, notes, guarantees, consents, instruments, certificates and opinions delivered by the Borrower or any other Person in connection with the Tender Transaction.

          "Tender Transaction" means the consummation of the transactions
           ------------------
contemplated by the Tender Offer.

          "Term Loan" has the meaning ascribed to such term in Section
           ---------                                           -------
2.02(a)(i).
----------

          "Term Loan Commitment" means, with respect to any Lender, the
           --------------------
obligation of such Lender to make Term Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Term Loan Commitments" means the aggregate
                                ---------------------
principal amount of the Term Loan Commitments of all the Lenders, the maximum amount of which shall not exceed $500,000,000.

          "Term Loan Lender" means a Lender who has a Term Loan Commitment.
           ----------------

          "Term Loan Notes" has the meaning assigned thereto in Section
           ---------------                                      -------
2.05(a)(ii).
-----------

          "Termination Event" means (i) any Reportable Event with respect to any
           -----------------
Benefit Plan, (ii) the withdrawal of the Borrower or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the occurrence of an obligation arising under Section 4041 of ERISA of the Borrower or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA,
(iv) the institution by the PBGC of proceedings to terminate any Benefit Plan,
(v) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a Trustee to administer a Benefit Plan, or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

          "Transaction Documents" means, collectively, the Loan Documents, the
           ---------------------
Tender Offer Documents and, on and after the Merger Effective Date, the Merger Documents.

          "Type" means, with respect to any Loan, its nature as a Eurodollar
           ----
Rate Loan or a Base Rate Loan.

          "Uniform Commercial Code" means the Uniform Commercial Code as enacted
           -----------------------
in the State of New York, as it may be amended from time to time.

          "Unused Commitment Fee" shall have the meaning ascribed to such term
           ---------------------
in Section 4.03(a).
   ---------------

          "Voting Securities" means with respect to any Person, Securities with
           -----------------
respect to any class or classes of capital stock of such Person entitling the holders thereof ordinarily to vote in the election of the members of the board of directors of such Person.

          "Working Capital" means, as at any date of determination, an amount
           ---------------
equal to Current Assets minus Current Liabilities.
                        -----

          "Wholly Owned Subsidiary" means a Subsidiary of the Borrower all the
           -----------------------
Equity Interests of which are owned by the Borrower or another Wholly Owned Subsidiary.

          1.02.  Computation of Time Periods.  In this Agreement, in the
                 ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day
                          --------
of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

          1.03.  Accounting Terms.  For purposes of this Agreement, all
                 ----------------
accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          1.04.  Other Terms.  Terms not otherwise defined herein which are
                 -----------
defined in, or used in, Article 9 of the Uniform Commercial Code shall have the respective meanings assigned to such terms in Article 9 of the Uniform Commercial Code.

                                  ARTICLE II

                          AMOUNTS AND TERMS OF LOANS

          2.01.  Revolving Loan Facility.
                 -----------------------

          (a)    Availability.  Subject to the terms and conditions set forth in
                 ------------
this Agreement, each Revolving Loan Lender hereby severally agrees to make revolving loans (each individually, a "Revolving Loan" and, collectively, the
                                       --------------
"Revolving Loans") to the Borrower from time to time during the period from the
 ---------------
Closing Date to the Business Day immediately preceding the Commitment Termination Date, in an amount not to exceed such Lender's Pro Rata Share of the Availability at such time; provided, however, that on the Closing Date, the
                           --------  -------
Availability shall be limited to $100,000,000. Each Base Rate Loan shall be for a minimum amount of Five Million Dollars ($5,000,000) and in integral multiples of One Million Dollars ($1,000,000) in excess of that amount. Each Eurodollar Rate Loan shall be for a minimum amount of Five Million Dollars ($5,000,000) and in integral multiples of One Million Dollars ($1,000,000) in excess of that amount. All Revolving Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Revolving Loan Lender shall be responsible for any failure by any other Revolving Loan Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Loan Commitment of any Revolving Loan Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Revolving Loan made to it on any day which is a Business Day and any amounts so repaid may be reborrowed in accordance with the provisions of this
Section 2.01(a).
---------------

          (b)    Notice of Borrowing.  When the Borrower desires to borrow under
                 -------------------
this Section 2.01, the Borrower shall deliver to the Administrative Agent a
     ------------
Notice of Borrowing, signed by it, no later than 1:00 p.m. (New York time) (i) on the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, and
(ii) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans; provided that no Borrowing of Eurodollar Rate Loans shall be made on the Closing Date. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day), (ii) the amount of the proposed Borrowing, (iii) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, and (iv) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period. In lieu of delivering such a Notice of Borrowing, the Borrower may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.01(b) if it confirms such notice by delivery of
                    ---------------
the Notice of Borrowing to the Administrative Agent promptly, but in no event later than 5:00 p.m. (New York time) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.01(b)
                                                              ---------------
shall be irrevocable.

          (c)    Making of Revolving Loans.  (i)  Promptly after receipt of a
                 -------------------------
Notice of Borrowing under Section 2.01(b) (or telephonic notice in lieu
                          ---------------
thereof), the Administrative Agent shall notify each Lender by facsimile, or other similar form of transmission, of the proposed Borrowing. Each Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by the Borrower to be made as Revolving Loans in the Administrative Agent's Account at its office in New York, New York, in immediately available funds, not later than 3:00 p.m. (New York time) on any Funding Date applicable thereto. Subject to the fulfillment of the conditions precedent set forth in Section 5.02, the
                                                     ------------
Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding
Date). The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Funding Date.

          (ii) Unless the Administrative Agent shall have been notified by any Lender no later than 3:00 p.m. (New York time) on the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to the Borrower by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrower agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Administrative Agent, (A) in the case of the Borrower, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Federal Funds rate for the first Business Day, and thereafter at the interest rate applicable to such Borrowing. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrower such corresponding amount. This Section
                                                                         -------
2.01(c)(ii) does not relieve any Lender of its obligation to make its Revolving
-----------
Loan on any Funding Date; nor does this Section relieve the Borrower of its obligation to pay or repay any Lender funding its Revolving Loan pursuant to this Section interest on such Revolving Loan from such Funding Date until the date on which such Revolving Loan is repaid in full.

          (d)    Repayment of Revolving Loans.  The Revolving Loan Commitments
                 ----------------------------
shall terminate, and all outstanding Revolving Loans shall be paid in full, on the Commitment Termination Date.

          2.02.  Term Loan Facility.
                 ------------------

          (a)    Amount of Loans.  Subject to the terms and conditions set forth
                 ---------------
in this Agreement, each Term Loan Lender hereby severally agrees to make a Term Loan (each individually, a "Term Loan" and, collectively, the "Term Loans") to
                            ---------                          ----------
the Borrower on the Closing Date in an amount not to exceed such Term Loan Lender's Term Loan Commitment. All Term Loans shall be made by the Term Loan Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Term Loan Lender shall be responsible for any failure by any other Term Loan Lender to perform its obligation to make a Term Loan hereunder nor shall the Commitment of any Term Loan Lender be increased or decreased as a result of any such failure.

          (b)    Notice of Borrowing.  The Borrower shall deliver to the
                 -------------------
Administrative Agent a Notice of Borrowing, signed by it, no later than 1:00 p.m. (New York time) on the Business Day immediately preceding the proposed Closing Date. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day and the Closing Date) and (ii) the amount of the proposed Borrowing with respect to the Term Loans. All Term Loans shall be Base Rate Loans on the Closing Date but after the Closing Date may be converted to Eurodollar Rate Loans pursuant to Section 4.01(c). Any Notice of Borrowing
                                     ---------------
given pursuant to this Section 2.02(b) shall be irrevocable.
                       ----------------

          (c)    Making of Term Loans.  Promptly after receipt of the Notice of
                 --------------------
Borrowing under Section 2.02(b), the Administrative Agent shall notify each Term
                ---------------
Loan Lender by telecopy, or other similar form of transmission, of the proposed Borrowing. Each Term Loan

Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by the Borrower specified in such Notice of Borrowing to be made as Term Loans in the Administrative Agent's Account at its office in New York, New York, in immediately available funds, not later than 3:00 p.m. (New York time) on the Closing Date. Subject to the fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02, the Administrative Agent shall make the
         -------------     ----
proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in New York, New York on the Closing Date. The failure of any Term Loan Lender to deposit the amount described above with the Administrative Agent on the Closing Date shall not relieve any other Term Loan Lender of its obligations hereunder to make its Term Loan on the Closing Date.

          (d)    Repayment of Term Loans.  (i)  The principal amount of the Term
                 -----------------------
Loans shall be payable in quarterly installments on the first day of January, April, July and October in each year, commencing on October 1, 2000 and ending on the Maturity Date, in the amounts set forth below:

                 October 1, 2000               $15,000,000
                 January 1, 2001               $15,000,000
                 April 1, 2001                 $15,000,000
                 July 1, 2001                  $15,000,000
                 October 1, 2001               $20,000,000
                 January 1, 2002               $20,000,000
                 April 1, 2002                 $20,000,000
                 July 1, 2002                  $20,000,000
                 October 1, 2002               $25,000,000
                 January 1, 2003               $25,000,000
                 April 1, 2003                 $25,000,000
                 July 1, 2003                  $25,000,000
                 October 1, 2003               $30,000,000
                 January 1, 2004               $30,000,000
                 April 1, 2004                 $30,000,000
                 July 1, 2004                  $30,000,000
                 October 1, 2004               $35,000,000
                 January 1, 2005               $35,000,000
                 April 1, 2005                 $35,000,000
                 Maturity Date                 $35,000,000

provided, however, that the last installment shall be in the amount necessary to
--------  -------
repay in full the outstanding principal amount of the Term Loans.

          2.03.  Swing Loans.  (a)  Swing Loans.  Subject to the terms and
                 -----------        -----------
conditions set forth herein, the Swing Loan Lender may, in its sole discretion, make loans (the "Swing Loans") to the Borrower, from time to time after the
                 -----------
Closing Date and prior to the Commitment Termination Date, up to an aggregate principal amount at any one time outstanding which shall not exceed an amount equal to $5,000,000. The Swing Loan Lender shall have no duty to make or to continue to make Swing Loans. All Swing Loans shall be payable on demand with accrued interest thereon and shall otherwise be subject to all the terms and conditions applicable to Revolving Loans, except that (x) Swing Loans shall not have a minimum amount requirement and (y) all interest on the Swing Loans made by the Swing Loan Lender shall be payable to the Swing Loan Lender solely for its own account.

          (b)    Notice of Borrowing.  When the Borrower desires to borrow under
                 -------------------
this Section 2.03, it shall deliver to the Administrative Agent an irrevocable
     ------------
Notice of Borrowing, signed by it, no later than 3:00 p.m. (New York time) on the day of the proposed Borrowing of a Swing Loan. Such Notice of Borrowing shall specify (i) the date of the proposed Borrowing (which shall be a Business
Day), (ii) the amount of the proposed Borrowing and (iii) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing, the Borrower shall give the Administrative Agent irrevocable telephonic notice of any proposed Borrowing by 3:00 p.m. (New York time) on the day of the proposed Borrowing, and shall confirm such notice by delivery of the Notice of Borrowing by facsimile to the Administrative Agent promptly, but in no event later than 4:00 p.m. (New York time) on the same day. All Swing Loans shall be Base Rate Loans.

          (c)    Making of Swing Loans.  The Swing Loan Lender shall deposit the
                 ---------------------
amount it intends to fund, if any, in respect of the Swing Loans requested by the Borrower with the Administrative Agent at its office in New York, New York not later than 3:00 p.m. (New York time) in immediately available funds on the date of the proposed Borrowing applicable thereto. The Swing Loan Lender shall not make any Swing Loan during the period commencing on the first Business Day after it receives written notice from the Requisite Lenders that one or more of the conditions precedent contained in Section 5.02 shall not on such date be
                                      ------------
satisfied, and ending when such conditions are satisfied, and the Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 hereof have been
                                               ------------
satisfied in connection with the making of any Swing Loan. Subject to the preceding sentence, the Administrative Agent shall make such proceeds available to the Borrower at the Administrative Agent's office in New York, New York on the date of the proposed Borrowing and shall disburse such proceeds to the Borrower in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing.

          (d)    Repayment of Swing Loans.  The Borrower shall repay the
                 ------------------------
outstanding Swing Loans owing to the Swing Loan Lender (i) upon demand by the Swing Loan Lender and (ii) on the Commitment Termination Date. In the event that the Borrower fails to repay any Swing Loans, together with interest thereon, as set forth in the first sentence of this paragraph, then, upon the request of the Swing Loan Lender, each Revolving Loan Lender shall make Revolving Loans to the Borrower (irrespective of the satisfaction of the conditions in Section 5.02 or
                                                                ------------
the requirement to deliver a Notice of Borrowing in Section 2.01(b), which
                                                    ---------------
conditions and requirement such Revolving Loan Lenders irrevocably waive) in an amount equal to such Revolving Loan Lender's Pro Rata Share of the aggregate amount of the Swing Loans then outstanding (net of that portion of such Swing Loan, if any, owing to such Revolving Loan Lender in its capacity as a Swing Loan Lender) after giving effect to any prepayments and repayments made by the Borrower, and the Borrower hereby authorizes the Administrative Agent to apply the proceeds of such Revolving Loans to the repayment of such Swing Loans. To the extent the Administrative Agent receives any amounts in prepayment or repayment of outstanding Revolving Loans prior to such request, the Administrative Agent shall apply such amounts when received to the repayment of the Swing Loans then outstanding. The failure of any Revolving Loan Lender to make available to the Administrative Agent its Pro Rata Share of such Revolving Loans shall not relieve any other Revolving Loan Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Loan Lender's Pro Rata Share of such Revolving Loans on the date of such request.

          2.04.  Letters of Credit.  Subject to the terms and conditions set
                 -----------------
forth herein, the Issuing Bank hereby agrees to Issue for the account of the Borrower one or more Letters of Credit during the period from the Closing Date to the date which is the fifth Business Day prior to the Commitment Termination Date, subject to the following provisions:

          (a)    Types and Amounts.  The Issuing Bank shall not have any
                 -----------------
obligation to Issue, and shall not Issue any Letter of Credit at any time:

          (i) if the aggregate Letter of Credit Obligations with respect to the Issuing Bank, after giving effect to the Issuance of the Letter of Credit requested hereunder, shall exceed $50,000,000 or any limit imposed by law or regulation upon the Issuing Bank;

          (ii) if the Issuing Bank receives written notice (A) from the Administrative Agent at or before 3:00 p.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that immediately after giving effect to the Issuance of such Letter of Credit, (1) the Letter of Credit Obligations at such time would exceed $50,000,000 or (2) the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time, or (B) from the Requisite Lenders at or before 1:00 p.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that one or more of the conditions precedent contained in Article V, as applicable, would not on such date be satisfied (or waived pursuant to Section 13.09), unless such conditions
                                         -------------
are thereafter satisfied or waived and written notice of such satisfaction or waiver is given to the Issuing Bank by the Administrative Agent (and the Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Article V, as applicable, have been satisfied or waived); or

          (iii) if the Letter of Credit requested would have an expiration date later than the earlier of (A) the date which occurs 180 days following the date of Issuance with respect to a Commercial Letter of Credit or the date which occurs 360 days following the date of Issuance with respect to a Standby Letter of Credit or (B) five Business Days immediately preceding the Commitment Termination Date; provided that any Letter of Credit may, by its terms, be
                  --------
renewable or automatically renew for successive periods of up to one year so long as such Letter of Credit expires on or prior to the date referred to in clause (B) above; or

          (iv)   which is in a currency other than Dollars.

          (b)    Conditions.  In addition to being subject to the satisfaction
                 ----------
of the conditions precedent contained in Article V, as applicable, the obligation of the Issuing Bank to Issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (i) if the Issuing Bank so requests, the Borrower shall have executed and delivered to such Issuing Bank and the Administrative Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as are customarily required for the issuance of similar Letters of Credit by the Issuing Bank;

          (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its reasonable credit judgment; and

          (iii) no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from Issuing the Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from a Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the Issuance of letters of credit generally or the Issuance of such Letter of Credit.

          (c)    Issuance of Letters of Credit.  The Borrower shall give the
                 -----------------------------
Issuing Bank and the Administrative Agent written notice that it is requesting that the Issuing Bank Issue a Letter of Credit not later than 3:00 p.m. (New York time) on the third Business Day preceding the requested date for Issuance thereof, or such shorter notice as may be reasonably acceptable to such Issuing Bank and the Administrative Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank pursuant to the terms hereof and shall specify (A) the stated amount of the Letter of Credit requested, (B) the effective date (which shall be a Business Day) of Issuance of such Letter of Credit, (C) the date on which such Letter of Credit is to expire,
(D) the Person for whose benefit such Letter of Credit is to be Issued, and (E) other relevant terms of such Letter of Credit. Such Issuing Bank shall notify the Administrative Agent immediately upon receipt of a written notice from the Borrower requesting that a Letter of Credit be Issued and, upon the Administrative Agent's request therefor, send a copy of such notice to the Administrative Agent. The Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the Issuance of a Letter of Credit (which notice the Administrative Agent shall promptly transmit by telegram, telex, facsimile, telephone or similar transmission to each Lender).

          (d)    Reimbursement Obligations; Duties of Issuing Bank.  (i)
                 -------------------------------------------------
Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

          (A) the Borrower shall reimburse the Issuing Bank for amounts drawn under each Letter of Credit, no later than the date (the "Reimbursement
                                                               -------------
     Date") which is one Business Day after the Borrower receives notice from
     ----
     the Issuing Bank that a draft has been presented under such Letter of Credit; and

          (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans in accordance with Section 4.01(a) from the date of the relevant drawing under
                     ---------------
     such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable in accordance with Section 4.01(d).
                                        ---------------

          (ii) The Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by the Borrower on account of a Reimbursement Obligation (which notice the Administrative Agent shall promptly transmit by telegram, telex, facsimile or similar transmission to each Lender).

          (iii) No action taken or omitted, in good faith and without gross negligence or willful misconduct, by the Issuing Bank under or in connection with any Letter of Credit shall put the Issuing Bank under any resulting liability to any Revolving Loan Lender, the Borrower or, so long as it is not Issued in violation of Section 2.04(a), relieve any Revolving Loan Lender of its
                       ---------------
obligations hereunder to the Issuing Bank. Solely as between the Issuing Bank and the Revolving Loan Lenders, in determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Revolving Loan Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

          (e)    Participations.  (i)  Immediately upon Issuance by the Issuing
                 --------------
Bank of any of Credit in accordance with the procedures set forth in this
Section 2.04, each Revolving Loan Lender shall be deemed to have irrevocably and
------------
unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Revolving Loan Lender's Pro Rata Share, including, without limitation, all obligations of the Borrower with respect thereto (other than amounts owing to the Issuing Bank under Section 2.04(g)) and any security
                                        ---------------
therefor and guaranty pertaining thereto.

          (ii) If the Issuing Bank makes any payment under any Letter of Credit and the Borrower does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Loan Lender, and each Revolving Loan Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Revolving Loan Lender's Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Revolving Loan Lender in its capacity as the Issuing Bank), and the Administrative Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Administrative Agent for the Issuing Bank's account, pursuant to this Section 2.04(e). All such payments
                                             ---------------
shall constitute Revolving Loans made to the Borrower pursuant to Section 2.01
                                                                  ------------
(irrespective of the satisfaction of the conditions in Section 5.02 or the
                                                       ------------
requirement in Section 2.01(b) to deliver a Notice of Borrowing, which
               ---------------
conditions and requirement, for the purpose of refunding any Reimbursement Obligation owing to the Issuing Bank, the Revolving Loan Lenders irrevocably waive). If a Revolving Loan Lender does not make its Pro Rata Share of the amount of such payment available to the Administrative Agent, such Revolving Loan Lender agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first Business Day after the date such payment was first due at the Federal Funds Rate, and thereafter at the interest rate then applicable to a Base Rate Loan in accordance with Section 4.01(a). The failure of any such
                                  ---------------
Revolving Loan Lender to make available to the Administrative Agent for the account of an Issuing Bank its Pro Rata Share of any such payment shall neither relieve any other Revolving Loan Lender of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Bank such other Revolving Loan Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Revolving Loan Lender to make such payment to the Administrative Agent. This Section does not relieve the Borrower of its obligation to pay or repay any Revolving Loan Lender funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

          (iii) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Revolving Loan Lender has made a Revolving Loan pursuant to clause (ii) of this Section, the Issuing Bank shall promptly pay to the Administrative Agent such payment in accordance with Section 3.02. Each such payment shall be made by the
                           ------------
Issuing Bank or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

          (iv) Upon the request of any Lender, the Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which the Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

          (v) The obligations of a Revolving Loan Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of the Issuing Bank, and shall be honored in accordance with this Article II
                                                           ----------
(irrespective of the satisfaction of the conditions described in Article V, as applicable, which conditions, for the purposes of refunding any Reimbursement Obligation owed to the Issuing Bank, such Revolving Loan Lenders irrevocably waive) under all circumstances, including, without limitation, any of the following circumstances:

          (A) any lack of validity or enforceability hereof or of any of the other Loan Documents;

          (B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection herewith, with any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

          (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (E) any failure by the Issuing Bank to make any reports required pursuant to Section 2.04(h) or the inaccuracy of any such report; or
            ---------------

          (F)    the occurrence of any Event of Default or Default.

          (f)    Payment of Reimbursement Obligations.  (i)  The Borrower
                 ------------------------------------
unconditionally agrees to pay to the Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other reasonable amounts payable to the Issuing Bank under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuing Bank or any other Person.

          (ii) In the event any payment by the Borrower received by the Issuing Bank with respect to a Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participation is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each such Lender which received such distribution shall, upon demand by the Issuing Bank, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by it.

          (g)    Issuing Bank Charges.  The Borrower shall pay to the Issuing
                 --------------------
Bank, solely for its own account, the standard charges assessed by the Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for the Borrower's account as may be agreed upon by the Borrower and the Issuing Bank from time to time.

          (h)    Issuing Bank Reporting Requirements.  The Issuing Bank shall,
                 -----------------------------------
no later than the tenth (10th) Business Day following the last day of each calendar month, provide to the Administrative Agent and the Borrower a schedule for Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and any information requested by the Administrative Agent or the Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

          (i)    Indemnification; Exoneration.  (A)  In addition to all other
                 ----------------------------
amounts payable to the Issuing Bank, the Borrower hereby agrees to defend, indemnify, and save the Administrative Agent, the Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Administrative Agent, the Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (ii) the failure of the Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or
                                      -- ----    -- -----
Governmental Authority.

          (B) As between the Borrower on the one hand and the Administrative Agent, the Lenders and the Issuing Bank on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Administrative Agent, the Issuing Bank and the Lenders shall not be responsible for (except to the extent resulting from their gross negligence or willful misconduct, as determined by a court of competent jurisdiction): (i) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
     (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any litigation, proceeding or charges with respect to such Letter of Credit; and (ix) any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Bank or the Lenders.

          2.05.  Promise to Pay; Evidence of Debt.
                 --------------------------------

          (a)    Promise to Pay.  (i)  The Borrower agrees to pay when due the
                 --------------
principal amount of each Revolving Loan which is made to the Borrower, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory notes evidencing the Revolving Loans owing to the Revolving Loan Lenders. The Borrower shall execute and deliver to each Revolving Loan Lender a promissory note to evidence the Revolving Loans owing to such Revolving Loan Lender and agrees to execute and deliver to such Revolving Loan Lender and any assignee of such Revolving Loan Lender such promissory notes as are necessary after giving effect to any assignment thereof pursuant to Section 13.01, each substantially in the form of
                               -------------
Exhibit B-1 attached hereto and made a part hereof (all such promissory notes
-----------
and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Revolving Loan Notes"; and "Revolving Loan Note" means any one of the Revolving Loan Notes).

          (ii) The Borrower agrees to pay when due the principal amount of each Term Loan which is made to the Borrower, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory notes evidencing the Term Loans. The Borrower shall execute and deliver to each Term Loan Lender a promissory note to evidence the Term Loan owing to such Term Loan Lender and agrees to execute and deliver to such Term Loan Lender and any assignee of such Term Loan Lender such promissory notes as are necessary after giving effect to any assignment thereof pursuant to Section
                                                                        -------
13.01, each substantially in the form of Exhibit B-2 attached hereto and made a
-----                                    -----------
part hereof (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Term Loan Notes"; and "Term Loan Note" means any one of the Term Loan Notes).

          (iii) The Borrower agrees to pay when due the principal amount of each Swing Loan which is made to the Borrower, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory notes evidencing the Swing Loans owing to the Swing Loan Lender. The Borrower shall execute and deliver to the Swing Loan Lender a promissory note to evidence the Swing Loans owing to the Swing Loan Lender and agrees to execute and deliver to the Swing Loan Lender and any assignee of the Swing Loan Lender such promissory notes as are necessary after giving effect to any assignment thereof pursuant to Section 13.01, each substantially in the form
                                   -------------
of Exhibit B-3 attached hereto and made a part hereof (all such promissory notes
   -----------
and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Swing Loan Notes"; and "Swing Loan Note" means any one of the Swing Loan Notes).

          2.06.  Use of Proceeds of Loans.  The proceeds of the Loans shall be
                 ------------------------
used (i) to finance the cash portion of the Tender Offer, (ii) to refinance certain existing indebtedness of Schein, (iii) to pay the fees and costs associated with the transactions contemplated under the Transaction Documents, and (iv) to finance working capital and other general corporate needs of the Borrower and its Subsidiaries not prohibited hereunder.

          2.07.  Authorized Officers, Employees and Administrative Agents.  On
                 --------------------------------------------------------
the Closing Date and from time to time thereafter, the Borrower shall deliver to the Administrative Agent an Officer's Certificate setting forth the names of the officers, employees and agents of the Borrower, in each case who are authorized to request Loans on behalf of the Borrower and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent shall be entitled to rely conclusively on each such officer's, employee's or agent's authority to request such Loan until the Administrative Agent receives written notice to the contrary. In addition, the Administrative Agent shall be entitled to rely conclusively on any written notice sent to it by telecopy. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower or any other Person in acting upon any facsimile or telephonic notice referred to above which the Administrative Agent believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower.

                                  ARTICLE III

                           PAYMENTS AND PREPAYMENTS

          3.01.  Prepayments; Reductions in Revolving Loan Commitments.
                 -----------------------------------------------------

          (a)    Voluntary Prepayments/Reductions.
                 --------------------------------

          (i) The Borrower may, at any time and from time to time, prepay the Loans in whole or in part upon at least one (1) Business Day's (with respect to Base Rate Loans) or three (3) Business Days' (with respect to Eurodollar Loans) prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender, it being agreed that the failure of the Administrative Agent to give such notice shall not affect the Borrower's right to prepay any Loan); provided, however, that any partial prepayment shall be in minimum amounts of $1,000,000 and in multiples of $1,000,000 in excess thereof; provided, further, that Eurodollar Rate Loans may only be prepaid, in whole or in part, (A) on the expiration date of the then applicable Eurodollar Interest Period or (B) otherwise upon payment of the amounts described in Section
                                                                 -------
4.02(f). Any notice of prepayment given to the Administrative Agent under this
-------
Section 3.01(a)(i) shall specify the Loans to be prepaid, the date (which shall
------------------
be a Business Day) of prepayment, and the aggregate principal amount of the prepayment. Any prepayment of Term Loans shall be applied pro rata to the
                                                          --- ----
remaining principal installments of such Loans. When notice of prepayment is delivered as provided herein, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified in such notice.

          (ii) The Borrower, upon at least three (3) Business Days' prior notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender), shall have the right, at any time and from time to time, to terminate in whole or permanently reduce ratably in part the unused portions of the Revolving Loan Commitments, provided that the Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Loan Commitments as reduced or terminated on the date of such reduction. Any partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of Five Million Dollars ($5,000,000) and integral multiples of One Million Dollars ($1,000,000) in excess of that amount, and shall reduce the Revolving Loan Commitment of each Revolving Loan Lender proportionately in accordance with such Revolving Loan Lender's Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this Section 3.01(a)(ii) shall specify
                                             -------------------
the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice.

          (iii) The prepayments and payments in respect of reductions and terminations described in clauses (i) and (ii) of this Section 3.01(a) may be
                          -----------     ----         ---------------
made pursuant to such clauses at any time and from time to time without premium or penalty (except as provided in Section 4.02(f)).
                                  ---------------

          (b)    Mandatory Prepayments/Reductions.
                 --------------------------------

          (i) Promptly and in any event within five Business Days of receipt by any Loan Party of Net Cash Proceeds (other than Excluded Sales Proceeds) on account of one or more Asset Sales, such Loan Party shall make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Cash Proceeds. Subject to Section 3.01(b)(v), each such prepayment shall be
                              ------------------
applied pro rata to the remaining principal installments of the Term Loans.
        --- ----

          (ii) Promptly and in any event within five Business Days of receipt by any Loan Party of any Net Cash Proceeds (other than Excluded Securities Proceeds) from the issuance of any Securities evidencing debt obligations by such Loan Party, such Loan Party shall make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Cash Proceeds. Subject to Section 3.01(b)(v), each such prepayment shall be applied
                     ------------------
pro rata to the remaining principal installments of the Term Loans.
        --- ----

          (iii) Promptly and in any event within five Business Days of receipt by any Loan Party of any Net Cash Proceeds from the issuance of any Securities evidencing equity interests by such Loan Party, such Loan Party shall make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 25% of such Net Cash Proceeds. Subject to Section 3.01(b)(v), each such
                                          ------------------
prepayment shall be applied pro rata to the remaining principal installments of
                            --- ----
the Term Loans.

          (iv) On the earlier of (A) the date the financial statements of the Borrower and its Subsidiaries are delivered to the Administrative Agent pursuant to Section 7.01(b) and (B) the 90th day following the last day of each Fiscal
   ---------------
Year, the Borrower shall make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to the lesser of 50% (if the Leverage Ratio of the Borrower and its Subsidiaries on a consolidated basis for the twelve fiscal month period ending on the last day of such Fiscal Year is greater than 2.25 to 1.00) of the Excess Cash Flow for such Fiscal Year or the aggregate principal amount of the Term Loans outstanding as of the date of payment; provided,
                                                                --------
however, that a mandatory prepayment of the Term Loans in an amount equal to the
-------
lesser of 25% of the Excess Cash Flow for such Fiscal Year or the aggregate principal amount of the Term Loans outstanding as of the date of payment shall be required hereunder if the Leverage Ratio of the Borrower and its Subsidiaries on a consolidated basis for the twelve fiscal month period ending on the last day of such Fiscal Year is equal to or less than 2.25 to 1.00 but greater than
1.50 to 1.00, and no mandatory prepayment shall be required hereunder if the Leverage Ratio of the Borrower and its Subsidiaries on a consolidated basis for the twelve fiscal month period ending on the last of such Fiscal Year is equal to or less than 1.50 to 1.00. Subject to Section 3.01(b)(v), each such
                                         ------------------
prepayment shall be applied pro rata to the remaining principal installments of
                            --- ----
the Term Loans.

          (v)    Nothing in this Section 3.01(b) shall be construed to
                                 ---------------
constitute the Lenders' consent to any transaction which is not expressly permitted by Article IX.
             ----------

          3.02.  Payments.  (a)  Manner and Time of Payment.  All payments of
                 --------        --------------------------
principal, interest, fees and other Obligations which are payable to the Administrative Agent or any Lender shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off, in Dollars and in immediately available funds, delivered to the Administrative Agent not later than 1:00 p.m. (New York time) on the date due, by deposit of such funds to the Administrative Agent's Account. The Administrative Agent shall thereafter cause to be distributed to the Lenders their respective Pro Rata Shares of such payments in accordance with the provisions of Section 3.02(b) if received prior
                                              ---------------
to 1:00 p.m. (New York time), and on the next succeeding Business Day, if received thereafter, by the Administrative Agent.

          (b)    Apportionment of Payments.  (i)  Subject to the provisions of
Section 3.02(b)(ii), all payments of principal and interest in respect of
-------------------
outstanding Revolving Loans shall be applied by the Administrative Agent to the ratable payment of the Revolving Loans owing to the Lenders, and all payments of principal in respect of outstanding Term Loans shall be applied by the Administrative Agent to the payment of such Term Loans owing to the respective Term Loan Lenders in accordance with their respective Pro Rata Shares thereof.

          (ii) After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall apply all payments and prepayments of any Obligations in the following order:

          (A)    first, to pay principal of and interest on any Revolving Loans
                 -----
     which the Administrative Agent may have advanced on behalf of any Lender pursuant to Section 2.01(c)(ii) for which the Administrative Agent has not
                 -------------------
     been reimbursed by such Lender or the Borrower;

          (B)    second, to pay Obligations in respect of any fees, expense
                 ------
     reimbursements or indemnities then due to the Agents (solely in their capacity as Agents);

          (C)    third, to pay obligations in respect of any expense
                 -----
     reimbursements or indemnities then due to any Lender; and

          (D)    fourth, to pay interest on the Loans;
                 ------

          (E)    fifth, to pay the principal amount of the Loans then
                 -----
     outstanding in accordance with each Lender's Pro Rata Share;

          (F)    sixth, to pay all other Obligations in such order as the
                 -----
     Administrative Agent may determine in its sole discretion.

The order of priority set forth in this Section 3.02(b)(ii) and the related
                                        -------------------
provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves. If sufficient funds are not available to fund all Obligations described in any of the foregoing clauses (A) through (F), the available funds shall be allocated to the Obligations described in such clause ratably.

          (c)    Payments on Non-Business Days.  Whenever any payment to be made
                 -----------------------------
by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

          3.03.  Taxes.  (a)  Payments Free and Clear of Taxes.  Any and all
                 -----        --------------------------------
payments by the Borrower hereunder, under the Notes or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, duties, fees, deductions, charges or withholdings, and all interest, penalties, additions to tax and liabilities with respect thereto, excluding, in the case of each Lender
                                          ---------
and the Administrative Agent, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it, in each case by (i) the United States except withholding taxes contemplated pursuant to Section 3.03(e)(ii)(C), (ii) the Governmental Authority of the
            ----------------------
jurisdiction in which such Lender's office is located or (iii) the Governmental Authority in which such Person is organized, managed, controlled or doing business, in each case including all political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder, under the Notes or under any other Loan Document to any Lender or the Administrative Agent, (x) such sum payable shall be increased as may be necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 3.03) such Lender or the Administrative Agent (as the case
           ------------
may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (y) the Borrower shall make such withholdings or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b)    Other Taxes.  In addition, the Borrower agrees to pay any
                 -----------
present or future stamp, value-added or documentary taxes or any other excise or property taxes, charges or similar levies which arise from and which relate directly to (i) any payment made under any Loan Document or (ii) the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c)    Indemnification.  The Borrower will indemnify each Lender and
                 ---------------
the Administrative Agent against, and reimburse each on demand for, the full amount of all Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this
Section 3.03 and any additional income or franchise taxes resulting therefrom)
------------
incurred or paid by such Lender or the Administrative Agent (as the case may be) or any Affiliate of such Lender and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or lawfully payable. A certificate as to any amount payable to any Person under this Section 3.03 submitted by such Person to the Borrower shall, absent
     ------------
manifest error, be final, conclusive and binding upon all parties hereto. This indemnification shall be made within thirty (30) days from the date such Person makes written demand therefor and within thirty (30) days after the receipt of any refund of the Taxes or Other Taxes following final determination that the Taxes or Other Taxes which gave rise to the indemnification were not required to be paid, such Person shall repay the amount of such paid indemnity to the Borrower.

          (d)    Receipts. Within thirty (30) days after the date of any payment
                 --------
of Taxes or Other Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 13.10, the original
                                                    -------------
or a certified copy of a receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing payment thereof. The Borrower will furnish to the Administrative Agent upon the Administrative Agent's request from time to time an Officer's Certificate stating that all Taxes and Other Taxes of which it is aware that are due have been paid and that no additional Taxes or Other Taxes of which it is aware are due.

          (e)    Foreign Bank Certifications.  (i)  Each Lender that is not
                 ---------------------------
created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Administrative Agent on or before the Closing Date or the date on which such Lender becomes a Lender pursuant to Section 13.01 hereof a true and accurate certificate executed by a
            -------------
duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (A) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by one duly completed copy of IRS Form W-8BEN (or any successor or substitute form)), (B) under Sections 1442(c)(1) and 1442(a) of the Code (in which case the certificate shall be accompanied by one duly completed copy of IRS Form W8ECI (or any successor or substitute form)) or
(C) under Section 871(h) or 881(c) of the Code (in which case the certificate shall be accompanied by one duly completed copy of IRS Form W-8BEN (or any successor or substitute form)).

          (ii) Each such Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time, a true and accurate certificate executed by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this Section 3.03(e). Each certificate required to be delivered pursuant to
        ---------------
this Section 3.03(e)(ii) shall certify as to one of the following:
     -------------------

          (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

          (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 3.03(a) because it is entitled to recover the
                          ---------------
     full amount of any such deduction or withholding from a source other than the Borrower;

           (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of the adoption or implementation of, or any change in, or in the interpretation or administration of, any law or regulation (including the Code, regulations thereunder or any applicable tax treaty) or any guideline or request from any Governmental Authority or quasi-governmental authority after the later of the Closing Date or the date on which a Lender became a Lender pursuant to Section 13.01 and that it is not capable of recovering the full amount
        -------------
     of the same from a source other than the Borrower; or

          (D) that such Lender is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of the adoption or implementation of, or any change in, or in the interpretation or administration of, any law or regulation (including the Code, regulations thereunder or any applicable tax treaty) or any guideline or request from any Governmental Authority or quasi-governmental authority after the later of the Closing Date or the date on which a Lender became a Lender pursuant to Section 13.01.
        -------------

Any notice given by any Lender or other Person under this Section 3.03 shall be
                                                          ------------
effective only if given within one year after such Lender or other Person becomes aware or should have become aware of the events giving rise to such notice.

          3.04.  Increased Capital.  If any Lender determines that (i) the
                 -----------------
adoption or implementation after the date hereof of or any change after the date hereof in or in the interpretation or administration of any law or regulation or any guideline or request after the date hereof from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over such Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans or other advances made hereunder or under the Notes or the existence of any Lender's obligation to make Loans, then, in any such case, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower agrees to pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. Any notice given by any Lender under this Section 3.04 shall be effective only if given within
                         ------------
one year after such Lender becomes aware or should have become aware of the events giving rise to such notice.

                                  ARTICLE IV

                               INTEREST AND FEES

          4.01.  Interest on the Loans and other Obligations.
                 --------------------------------------------

          (a)    Rate of Interest.  (i)  All Revolving Loans, Term Loans and the
                 ----------------
outstanding amount of all other Obligations (other than Swing Loans) shall bear interest on the unpaid amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(d), as follows:
            ---------------

          (A) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (I) the Base Rate as in effect from time to time as interest accrues, plus (II) the Applicable Base Rate Margin in effect at such time; and

          (B) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (I) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (II) the Applicable Eurodollar Rate Margin in effect from time to time during such Eurodollar Interest Period.

          (ii) All Swing Loans shall bear interest on the unpaid amount thereof from the date such Loans are made until paid in full, except as otherwise provided in Section
                      -------

4.01(d), at a rate per annum equal to the sum of (I) the Base Rate as in effect
-------
from time to time as interest accrues, plus (II) the Applicable Base Rate Margin
                                       ----
in effect at such time.

          (iii) The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent; provided, however, the Borrower may not select the
                      --------  -------
Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if (x) such Loan is to be made on the Closing Date or (y) at the time of such selection an Event of Default has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms hereof specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

          (b)    Interest Payments.  (i)  Interest accrued on each Base Rate
                 -----------------
Loan shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan and (B) on the Maturity Date or such other date on which such Loans become due and payable.

          (ii) Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on each Eurodollar Interest Payment Date applicable to such Loan and (B) on the Maturity Date or such other date on which such Loans become due and payable.

          (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such day following the incurrence of such Obligation and (B) on the Maturity Date or such other date on which the Loans become due and payable.

          (c)    Conversion or Continuation.  (i)  The Borrower shall have the
                 --------------------------
option (A) to convert at any time all or any part of the outstanding Base Rate Loans (other than Swing Loans) to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding
                                        --------  -------
Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 4.02 or (ii) if an Event of Default or Default would occur or has
   ------------
occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 4.01(c) shall be in a minimum amount of $5,000,000
                      ---------------
and in integral multiples of $1,000,000 in excess of that amount.

          (ii)   To convert or continue a Loan under Section 4.01(c)(i), the
                                                     ------------------
Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 1:00 p.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 4.01(c)(ii), and such notice shall be
                                -------------------
confirmed in writing delivered to the Administrative Agent promptly (but in no event later than 5:00 p.m. (New York time) on the same day). Promptly after receipt of a Notice of Conversion/Continuation under this Section 4.01(c)(ii)
                                                          -------------------
(or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by telex or facsimile, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.

          (d)  Default Interest.  Notwithstanding the rates of interest
               ----------------
specified in Section 4.01(a) or elsewhere herein, (i) upon the occurrence of any
             ---------------
Event of Default specified in Section 11.01(a) and for as long thereafter as
                              ----------------
such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations shall bear interest at a rate which is two percent (2.0%) per annum in excess of the rate of interest applicable to such Obligations from time to time, (ii) upon the occurrence of any other Event of Default and for as long thereafter as such Event of Default shall be continuing, the Requisite Lenders may elect that the principal balance of all Loans and of all other Obligations bear interest during such period at a rate which is two percent (2.0%) per annum in excess of the rate of interest applicable to such Obligations from time to time and (iii) upon the occurrence of any Event of Default and for as long thereafter as such Event of Default shall be continuing, the Borrower shall convert all or any part of outstanding Eurodollar Rate Loans to Base Rate Loans.

          (e)    Computation of Interest.  Interest on (i) Base Rate Loans and
                 -----------------------
all other Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 365/366 days and (ii) Eurodollar Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment made in accordance with Section 3.02
                                                                  ------------
shall be excluded; provided, however, if a Loan is repaid on the same day on
                   --------  -------
which it is made, one (1) day's interest shall be paid on such Loan.

          (f)    Changes; Legal Restrictions.  If after the date hereof any
                 ---------------------------
Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

          (i) (x) subjects a Lender (or its Applicable Lending Office) to charges (other than Taxes) of any kind which is applicable to the Commitments of the Lenders to make Eurodollar Rate Loans, or (y) changes the basis of taxation of, or subjects to tax, payments to a Lender of principal, fees, interest, or any other amount payable hereunder with respect to any Loans; or

          (ii) imposes, modifies, or holds applicable, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or its Commitments or to reduce any amount receivable thereunder; then, in any such case, within thirty (30) days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. Any notice given by any Lender under this Section 4.01(f) shall be
                                                  ---------------
effective only if given within one year after such Lender becomes aware or should have become aware of the events giving rise to such notice.

          (g)    Confirmation of Eurodollar Rate.  Upon the request of the
                 -------------------------------
Borrower from time to time, the Administrative Agent shall promptly provide to the Borrower such information with respect to the applicable Eurodollar Rate as may be reasonably requested.

          (h)    Issuing Bank Fee.  The Borrower shall pay to the Issuing Bank,
                 ----------------
solely for its own account, with respect to each Letter of Credit issued by the Issuing Bank, an additional fee in an amount equal to 0.25% per annum on the undrawn face amount of such Letter of Credit, payable quarterly in arrears on the first Business Day of each calendar quarter.

          4.02.  Special Provisions Governing Eurodollar Rate Loans.  With
                 --------------------------------------------------
respect to Eurodollar Rate Loans:

          (a)    Amount of Advance.  Each Eurodollar Rate Loan shall be for a
                 -----------------
minimum amount of $5,000,000 and in integral multiples of 1,000,000 in excess of that amount.
          (b)    Determination of Eurodollar Interest Period.  By giving notice
                 -------------------------------------------
as set forth in Section 2.01(b) or Section 2.02(b) (with respect to a Borrowing
                ----------------------------------
of Eurodollar Rate Loans) or Section 4.01(c) (with respect to a conversion into
                             ---------------
or continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provisions of this Section 4.02, to select an interest
                                        ------------
period (a "Eurodollar Interest Period") to apply to the Loans described in such
           --------------------------
notice, subject to the following provisions:

          (i) The Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of either one, two, three or six months in duration;

          (ii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

          (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there shall be no succeeding Business Day in such calendar month, such Eurodollar Interest Period shall expire on the immediately preceding Business Day;

          (iv) The Borrower may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than the Maturity Date;

          (v) The Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal; and

          (vi) There shall be no more than fifteen (15) Eurodollar Interest Periods in effect at any one time.

          (c)    Determination of Interest Rate.  As soon as practicable on the
                 ------------------------------
second Business Day prior to the first day of each Eurodollar Interest Period (the "Interest Rate Determination Date"), the Administrative Agent shall
      --------------------------------
determine (pursuant to the procedures set forth in the definition of
"Eurodollar Rate") the interest rate which shall apply to Eurodollar Rate Loans,
 ----------------
for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

          (d)    Interest Rate Unascertainable, Inadequate or Unfair.  In the
                 ---------------------------------------------------
event that at least one (1) Business Day before the Interest Rate Determination
Date:

          (i) the Administrative Agent reasonably determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed;

          (ii) the Requisite Lenders advise the Administrative Agent that Dollar deposits in the principal amounts of the Eurodollar Rate Loans comprising such Borrowing are not generally available in the London interbank market for a period equal to such Eurodollar Interest Period; or

          (iii) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent, after taking into account the adjustments for reserves and increased costs provided for in Section
                                                                         -------
4.01(f), will not adequately and fairly reflect the cost to such Lenders of
-------
funding Loans of such Type;

then the Administrative Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Loan of such Types shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, and any Notice of Borrowing for which Revolving Loans have not then been made shall be deemed to be a request for Base Rate Loans, notwithstanding any prior election by the Borrower to the contrary.

          (e)    Illegality.  (i)  If at any time any Lender determines (which
                 ----------
determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

          (ii)   When notice is given by a Lender under Section 4.02(e)(i), (A)
                                                        ------------------
the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

          (iii)  If at any time after a Lender gives notice under Section
                                                                  -------
4.02(e)(i) such Lender determines that it may lawfully make Eurodollar Rate
----------
Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

          (f)    Compensation.  In addition to all amounts required to be paid
                 ------------
by the Borrower pursuant to Section 4.01, the Borrower shall compensate each
                            ------------
Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Eurodollar Rate Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/ Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 4.01(c), including,
                                                    ---------------
without limitation, pursuant to Section 4.02(d), (ii) if for any reason any
                                ---------------
Eurodollar Rate Loan is prepaid (including, without limitation, mandatorily pursuant to Section 3.01) on a date which is not the last day of the applicable
            ------------
Eurodollar Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 4.02(d) or (e) or (iv) as a consequence of any failure by
             ----------------------    ----
the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

          (g)    Affiliates Not Obligated.  No Eurodollar Affiliate or other
                 ------------------------
Affiliate of any Lender shall be deemed a party hereto or shall have any liability or obligation hereunder.

          4.03.  Fees.  (a)  Unused Commitment Fee.  The Borrower agrees to pay
                 ----        ---------------------
to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, during the period commencing on the Closing Date and ending on the Commitment Termination Date, a fee (the "Unused Commitment Fee"), accruing at the rate of three-eighths of one percent (0.375%) per annum on the average amount by which the Revolving Loan Commitments exceed the Revolving Credit Obligations minus the outstanding principal amount of the Swing Loans,
                   -----
such fee being payable quarterly, in arrears, on the first Business Day of each calendar quarter and on the Commitment Termination Date, in each case in respect of the quarter (or portion thereof) immediately preceding the date such payment is required.

          (b)    Letter of Credit Fee.  In addition to any charges paid pursuant
                 --------------------
to Section 2.04(g), the Borrower shall pay to the Agent, for the account of the
   ---------------
Revolving Loan Lenders in accordance with their respective Pro Rata Shares:

          (i) with respect to each Commercial Letter of Credit issued by the Issuing Bank, a fee at a per annum rate equal to 0.125% on the face amount of such Letter of Credit, payable on the date such Letter of Credit is issued, and 0.125% on the face amount of such Letter of Credit, payable on the date the Issuing Bank honors a draft drawn under such Letter of Credit;

          (ii) with respect to each Standby Letter of Credit issued by the Issuing Bank, a fee at a per annum rate equal to the Applicable Eurodollar Rate Margin on the undrawn face amount of such Letter of Credit, payable quarterly in arrears on the first Business Day of each calendar quarter; and

          (iii) during the occurrence and continuation of (A) an Event of Default specified in Section 11.01(a) and (B) any other Event of Default when
                     ----------------
the Requisite Lenders elect that the principal balance of all Loans and all other Obligations bear interest at a rate which is two percent (2%) per annum in excess of the rate of interest otherwise applicable to the Loans and such Obligations, an additional fee in an amount equal to two percent (2%) per annum on the undrawn face amount of each Standby Letter of Credit, payable quarterly in arrears on the first Business Day of each calendar quarter.

          (c)    Computation of Fees.  All of the above fees payable on a per
                 -------------------
annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days. All such fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations.

                                   ARTICLE V

                              CONDITIONS TO LOANS

          5.01.  Conditions Precedent to the Initial Loans. The obligation of
                 -----------------------------------------
each Lender on the Closing Date to make its initial Loans requested to be made by it shall be subject to the satisfaction of all of the following conditions precedent:

          (a)    Documents. The Administrative Agent (on behalf of itself and
                 ---------
the Lenders) shall have received on or before the Closing Date all of the following:

          (i) this Agreement, the Notes, the Guaranties, the Contribution Agreement, the Administrative Agent's Fee Letter and all other agreements, documents, instruments, certificates, opinions and corporate resolutions described in the List of Closing Documents, each duly executed where appropriate and in form and substance satisfactory to the Lenders and in sufficient copies for each of the Lenders;

          (ii)   a pro-forma consolidated balance sheet of the Borrower and its
                   ---------
Subsidiaries as of the Closing Date, giving effect to the Tender Transaction, certified by the Chief Financial Officer of the Borrower; and

          (iii) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably request.

          (b)    Acquisition Documents; Consummation of Acquisition. The
                 --------------------------------------------------
Administrative Agent shall have received, true and correct copies of each of the Acquisition Documents, including all schedules and exhibits thereto and all amendments, supplements and modifications thereto or otherwise delivered in connection therewith together with all closing documents, opinions and certificates executed in connection therewith (including a copy of the Notification and Report Form in respect of the Acquisition furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976), all of which shall be in full force and effect. The Acquisition Documents shall not have been materially amended, supplemented or otherwise modified since the date thereof (except for such material amendments, supplements or modifications that have been approved by the Administrative Agent). The Acquisition Documents shall be accompanied by an Officer's Certificate of the Borrower, dated the Closing Date, to such effect. The Borrower and each other party to the Transaction Documents shall be in material compliance with all the terms thereof, and the Administrative Agent shall have received, with a copy for each Lender, an Officer's Certificate of the Borrower certifying that the only condition to the consummation of the Tender Transaction remaining to be satisfied (which condition shall be satisfied substantially simultaneously with the making of the initial Loans) is the delivery of funds sufficient to pay the consideration under the Tender Offer Documents.

          (c)    No Legal Impediments. No law, regulation, order, judgment or
                 --------------------
decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or overtly threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans on the Closing Date, (B) the Acquisition or (C) the consummation of any transaction contemplated pursuant to the Transaction Documents or (ii) would be reasonably expected to impose or result in the imposition of a Material Adverse Effect.

          (d)    Consents.  Each Loan Party shall have received all consents and
                 --------
authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow such Loan Party, lawfully and without risk of rescission, (i) to execute, deliver and perform, in all material respects, its obligations under each Transaction Document to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith and (ii) to consummate the transactions contemplated by the Transaction Documents.

          (e)    No Change in Condition. No Material Adverse Effect shall have
                 ----------------------
occurred since December 31, 1999.

          (f)    No Default. No Default or Event of Default shall have occurred
                 ----------
and be continuing or would result from the making of the Loans on the Closing Date.

          (g)    Representations and Warranties. All of the representations and
                 ------------------------------
warranties contained in Section 6.01 and in the other Loan Documents shall be
                        ------------
true and complete in all material respects on and as of the Closing Date.

          (h)    Fees and Expenses Paid. There shall have been paid to the
                 ----------------------
Administrative Agent, for the account of the Agents and the Lenders, all fees due and payable on or before the Closing Date, and all expenses (including, without limitation, legal fees and expenses) due and payable on or before the Closing Date.

          (i)    Financial Information. The Administrative Agent shall have
                 ---------------------
received, with copies for each Lender, each of the financial statements referred to in Section 6.01(h), in form and substance satisfactory to the Administrative
      ---------------
Agent and the Lenders.

          (j)    Indebtedness. The Administrative Agent shall have received
                 ------------
satisfactory evidence that the Borrower's existing Indebtedness (other than the Permitted Existing Indebtedness listed in Section 1.01(A) of the Disclosure Letter) has been satisfied and that Schein's existing Indebtedness has been satisfied (or, in the case of the Floating Rate Notes, satisfactory provision has been made for the payment thereof) and that Schein has not incurred or assumed any indebtedness not otherwise acceptable to the Lenders.

          5.02.  Conditions Precedent to All Loans. The obligation of each
                 ---------------------------------
Lender to make any Loan requested to be made by it on any Funding Date on or after the Closing Date is subject to the following conditions precedent as of each such date:

          (a)    Representations and Warranties. As of such date, both before
                 ------------------------------
and after giving effect to the Loans to be made, all of the representations and warranties contained in Section 6.01 and in the other Loan Documents shall be
                        ------------
true and complete in all material respects

(except to the extent that such representations or warranties are made as of an earlier date, in which case they shall be true and complete in all material respects as of such earlier date).

          (b)    No Defaults. As of such date, no Default or Event of Default
                 -----------
shall have occurred and be continuing or would result from the making of the requested Loan or the application of the proceeds therefrom.

Each request by the Borrower for a Loan, each submission by the Borrower of a Notice of Borrowing, each acceptance by the Borrower of the proceeds of each Loan made hereunder, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Loan that all the conditions contained in this Section 5.02 have been satisfied.
                  ------------

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

          6.01.  Representations and Warranties of the Borrower. In order to
                 ----------------------------------------------
induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants as follows:

          (a)    Organization; Powers. Each Loan Party (i) is a corporation duly
                 --------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has all requisite power and authority to own, operate and encumber its assets and to conduct its business as presently contemplated.

          (b)    Authority. (i) Each Loan Party has the requisite power and
                 ---------
authority to execute, deliver and perform each of the Transaction Documents and the Merger Documents to which it is a party.

          (ii) No other action or proceeding on the part of any Loan Party is necessary to execute, deliver and perform each of the Transaction Documents and the Merger Documents to which it is a party thereto or to consummate the transactions contemplated thereby.

          (iii) Each of the Transaction Documents to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)    Ownership. Section 6.01(C) of the Disclosure Letter sets forth
                 ---------
the ownership of the Borrower and its Subsidiaries as of the date hereof. Each Loan Party has delivered to the Administrative Agent true and complete copies of the Governing Documents for such Loan Party in effect as of the date hereof. There exists no other agreement or understanding (written or oral) affecting in any material respect the relative rights, obligations or liabilities of such other than said Governing Documents so delivered and such Loan Party is in compliance in all material respects with all of its Governing Documents.

          (d)    No Conflict. The execution, delivery and performance by each
                 -----------
Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) conflict with the Governing Documents of such Loan Party, (ii) violate any Requirements of Law (including Regulation U) or any material Contractual Obligation of such Loan Party or require the termination of any material Contractual Obligation by such Loan Party, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of such Loan Party. The execution, delivery and performance by each Loan Party of each Transaction Document (other than a Loan Document) to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) conflict with the Governing Documents of such Loan Party, (ii) except for the agreements set forth in Section 6.01(d) of the Disclosure Letter and except the permits, registrations and filings required to be made as a result of the Tender Offer and Merger which permits, registrations and filings do not have nor are reasonably likely to have a Material Adverse Effect, violate any Requirements of Law or any material Contractual Obligation of such Loan Party or require the termination of any material Contractual Obligation by such Loan Party, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of such Loan Party.

          (e)    Governmental Consents. Except as set forth in Section 6.01(e)
                 ---------------------
of the Disclosure Letter and except the permits, registrations and filings required to be made as a result of the Tender Offer and Merger which permits, registrations and filings do not have nor are reasonably likely to have a Material Adverse Effect, the execution, delivery and performance by each Loan Party of each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except consents and filings that have been obtained or made.

          (f)    Governmental Regulation. No Loan Party is subject to regulation
                 -----------------------
under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by the Transaction Documents.

          (g)    Subsidiaries. As of the Closing Date, the Borrower has no
                 ------------
Subsidiaries or interests in any joint venture or partnership of any other Person other than the Subsidiaries and material joint ventures and partnerships set forth on Section 6.01(C) of the Disclosure Letter.

          (h)    Financial Position of the Borrower. True and complete copies of
                 ----------------------------------
the following financial statements have been delivered to the Administrative Agent and the Lenders: (i) the audited consolidated balance sheets as at the end of each fiscal year ended December 31, 1999, December 31, 1998 and December 31, 1997, and the related consolidated statements of income and cash flow for the Borrower and its Subsidiaries, (ii) the unaudited consolidated balance sheet as at March 31, 2000 and the unaudited pro forma condensed combined balance sheet and statement of operations (after giving effect to the consummation of the Tender Transaction) for such period then ended, (iii) the audited consolidated balance sheets as at the end of each fiscal year ended December 31, 1999, December 31, 1998 and December 31, 1997, and the related consolidated statements of income and cash flow for Schein and its Subsidiaries, and (iv) the unaudited consolidated balance sheet as at March 31, 2000. The foregoing financial statements were prepared in conformity with GAAP, except, with respect to interim financial statements, the absence of full footnote disclosure and year-end audit adjustments and as otherwise noted therein, and fairly present in all material respects the financial position, and the results of operations and cash flows of the Borrower and its Subsidiaries and Schein and its Subsidiaries, as applicable, for each of the periods covered thereby as at the respective dates thereof subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnote disclosure. No Loan Party has any Accommodation Obligation, contingent liability or liability for any Taxes, long-term leases or commitments, not reflected in the foregoing financial statements which will have or is reasonably likely to have a Material Adverse Effect.

          (i)    Projections. The Borrower has delivered to the Administrative
                 -----------
Agent and each Lender pursuant to Section 5.01(a) certain projected financial
                                  ---------------
statements of the Borrower and its Subsidiaries which have been prepared in good faith and using accounting principles consistently applied.

          (j)    Litigation; Adverse Effects. Except as set forth in Sections
                 ---------------------------
6.01(J) and 6.01(P) of the Disclosure Letter, there is no action, suit, proceeding, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of each Loan Party, overtly threatened against such Loan Party or any of its assets (i) challenging the validity or the enforceability of any of the Loan Documents or transactions contemplated thereby or (ii) which will or is reasonably likely to result in any Material Adverse Effect. There is no material loss contingency within the meaning of GAAP which has not been reflected in the financial statements of the Borrower and its Subsidiaries and which will or is reasonably likely to result in any Material Adverse Effect. No Loan Party is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect or (B) subject to, or in default with respect to, any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

          (k)    No Material Adverse Effect. Since December 31, 1999, there has
                 --------------------------
occurred no event which has had or is reasonably likely to have a Material Adverse Effect.

          (l)    Payment of Taxes. All tax returns and material reports required
                 ----------------
to be filed by the Borrower and Schein have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings.

          (m)    Performance. No Loan Party has received notice, or has actual
                 -----------
knowledge, that (i) it is in default in the performance, observance or fulfillment of any material (singularly or in the aggregate) Contractual Obligations applicable to it or (ii) any material (singularly or in the aggregate) condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation.

          (n)    Disclosure. The representations and warranties of each Loan
                 ----------
Party contained in the Loan Documents and all certificates and other documents delivered pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading in any material respect. No Loan Party has intentionally withheld any fact from the Administrative Agent or the Lenders with regard to any matter which will have or is reasonably likely to have a Material Adverse Effect.

          (o)    Requirements of Law. Each Loan Party is in compliance in all
                 -------------------
material respects with all Requirements of Law applicable to it and its business.

          (p)    Environmental Matters. To each Loan Party's knowledge, upon
                 ---------------------
inquiry and investigation completed by such Loan Party as diligently and as thoroughly as would reasonably be required to determine any facts relevant to the representations set forth herein, and except as set forth in Section 6.01(P) of the Disclosure Letter hereto, (i) such Loan Party and its operations and Property comply in all respects with all applicable Environmental, Health or Safety Requirements of Law, except where noncompliance has not resulted or would not be reasonably likely to have a Material Adverse Effect; (ii) such Loan Party has obtained all environmental, health and safety Permits necessary for its operations and Property and all such Permits are in good standing and such Loan Party is in compliance with all terms and conditions of such Permits except such as has not resulted or would not be reasonably likely to have a Material Adverse Effect; (iii) no Loan Party nor its operations is subject to any order from or written agreement with any Governmental Authority or private party or any judicial or administrative proceeding or investigation respecting any Environmental, Health or Safety Requirements of Law or any Release or threatened Release of a Contaminant into the indoor or outdoor environment; (iv) no Loan Party nor its operations is subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the indoor or outdoor environment except such as has not resulted or would not be reasonably likely to have a Material Adverse Effect; (v) no Loan Party has filed any notice under any Requirement of Law indicating treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any applicable state equivalent except such as has not resulted or would not be reasonably likely to have a Material Adverse Effect; (vi) no Loan Party has filed any notice under applicable Requirement of Law reporting a Release of a Contaminant into the indoor or outdoor environment except such as has not resulted or would not be reasonably likely to have a Material Adverse Effect;
(vii) no Environmental Liens have attached to any Property of any Loan Party securing obligations, individually or in the aggregate, in an amount of $25,000,000 or more; (viii) no Loan Party has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the indoor or outdoor environment except such as has not resulted or would not be reasonably likely to have a Material Adverse Effect; and (ix) neither the Acquisition nor any transaction contemplated by this Agreement is subject to any Environmental Property Transfer Act.

          (q)    ERISA. Neither the Borrower nor any ERISA Affiliate maintains
                 -----
or contributes to any Benefit Plan as of the Closing Date other than a Benefit Plan listed on Section 6.01(Q) of the Disclosure Letter. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been so determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect, except for changes for which the remedial amendment period has not expired. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, other than a Multiemployer Plan, which provides benefits to employees after termination of employment other than as required under Part 6 of Title I of ERISA. Each of the Borrower and its Subsidiaries is in compliance in all material respects with the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to all Plans. No accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Internal Revenue Code) exists in respect to any Benefit Plan. Except as set forth on Section 6.01(Q) of the Disclosure Letter, neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (ii) has taken any action which would constitute or result in a Termination Event with respect to any Plan which would result in a material liability to the Borrower or an ERISA Affiliate. Neither the Borrower nor any ERISA Affiliate has incurred any material liability to the PBGC which has not been paid within the applicable period permitted by law. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Administrative Agent is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B which would result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has failed to make any required installment under subsection (m) of
Section 412 of the Code and any other payment required under Section 412 of the Code on or before the due date for such installment or other payment which could reasonably be expected to result in a lien under Section 412 of the Code. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. The Borrower and its Subsidiaries and its ERISA Affiliates are current with respect to all obligations they may have relating to any Multiemployer Plan to which they are or have been obligated to contribute. Neither the Borrower nor any ERISA Affiliate has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect.

          (r)    Labor Matters. No Loan Party is a party to any labor contract
                 -------------
as of the Closing Date. There are no strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which such Loan Party is a party which would have or is reasonably likely to have a Material Adverse Effect.

          (s)    Securities Activities. No Loan Party is engaged in the business
                 ---------------------
of extending credit for the purpose of purchasing or carrying Margin Stock.

          (t)    Solvency. After giving effect to the receipt and application of
                 --------
the Loans in accordance with the terms of this Agreement, each Loan Party is Solvent.

          (u)    Patents, Trademarks, Permits, etc.; Government Approvals.
                 --------------------------------------------------------

          (i) Each Loan Party owns, is licensed or otherwise has the lawful right to use the permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted which are material to its condition (financial or otherwise), operations, performance and prospects. There are no claims pending or, to such Loan Party's knowledge, overtly threatened that such Loan Party is infringing or otherwise adversely affecting the rights of any Person with respect to such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes, except for such claims and infringements as do not, in the aggregate, give rise to any liability on the part of such Loan Party which has or is reasonably likely to have a Material Adverse Effect.

          (ii) The consummation of the transactions contemplated by the Loan Documents will not impair such Loan Party's ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes in any manner which has or is reasonably likely to have a Material Adverse Effect.

          (v)    Assets and Properties. Each Loan Party has good and marketable
                 ---------------------
or merchantable title to all of its owned assets and property (tangible and intangible), and all such assets and property are free and clear of all Liens except Liens permitted under Section 9.03. Substantially all of the assets and
                             ------------
property owned by, leased to or used by such Loan Party are in good operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to have a Material Adverse Effect. Neither this Agreement nor any other Loan Document, nor any transaction contemplated under any Loan Document, will affect any right, title or interest of such Loan Party in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect.

          (w)    Insurance. Section 6.01(W) of the Disclosure Letter accurately
                 ---------
sets forth all insurance policies and programs currently in effect as of the Closing Date with respect to the respective property and assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program,
(i) the amount thereof and the amount of the deductible relating thereto, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto and (vii) the current rating of such insurer by A.M. Best or an established rating agency reasonably satisfactory to the Administration Agent.

          (x)    Material Adverse Agreements. After giving effect to this
                 ---------------------------
Agreement, no Loan Party is a party to or subject to any Contractual Obligation or other restriction contained in its Governing Documents which has or is reasonably likely to have a Material Adverse Effect.

          (y)    Forfeiture Proceeding. No Loan Party is engaged in or proposes
                 ---------------------
to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against it is pending or threatened.

                                  ARTICLE VII

                              REPORTING COVENANTS

          The Borrower covenants and agrees so long as any Commitment is outstanding and thereafter until payment in full of the Obligations:

          7.01.  Financial Statements. Each Loan Party shall maintain a system
                 --------------------
of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders:

          (a)    Quarterly Reports. As soon as practicable, and in any event
                 -----------------
within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal quarter, certified by the Chief Financial Officer of the Borrower as fairly presenting the financial position of the Borrower as at the dates indicated and the results of its operations and cash flow for the fiscal quarter indicated in accordance with GAAP, subject to normal year end adjustments and the absence of complete footnote disclosure provided that, so long as the Borrower files quarterly reports on Form 10-Q with the Commission, the delivery of such Form 10-Q for such fiscal quarter shall satisfy the requirements of this Section 7.01(a).
                                                           ---------------

          (b)    Annual Reports. As soon as practicable, and in any case within
                 --------------
ninety (90) days after the end of such Fiscal Year, (i) the audited consolidated (and unaudited consolidating) balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related audited consolidated (and unaudited consolidating) statements of income and audited consolidated statement of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, provided that, so long as the Borrower files an annual report on Form 10-K with the Commission, the delivery of such Form 10-K for such annual period accompanied by unaudited consolidating balance sheets and statements of income of the Borrower and its Subsidiaries shall satisfy the requirements of this Section 7.01(b)(i)
                                                            ------------------
and (ii) a report thereon of PricewaterhouseCoopers, LLP or other independent
--------
certified public accountants acceptable to the Administrative Agent, which report shall be unqualified and shall state that such financial statements fairly present the financial position of the Borrower as at the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

          (c)    Officer's Certificate. Together with each delivery of any
                 ---------------------
financial statement pursuant to paragraphs (a) and (b) of this Section 7.01, (i)
                                ----------------------         ------------
an Officer's Certificate substantially in the form of Exhibit F attached hereto
                                                      ---------
and made a part hereof, stating that such officer has reviewed the terms of the Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and consolidated financial condition of the Borrower during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto and (ii) a certificate substantially in the form of Exhibit G attached hereto (the "Compliance Certificate"), signed by the
---------
Borrower's Chief Financial Officer, setting forth calculations (with such specificity as the Lenders may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of Article IX
                                                                      ----------
and Article X.
    ---------

          (d)    Budgets; Business Plans; Financial Projections. As soon as
                 ----------------------------------------------
practicable and in any event not later than the forty-fifth day following the beginning of each Fiscal Year, (i) a quarterly budget of the Borrower and its Subsidiaries for such Fiscal Year; (ii) an annual business plan of the Borrower and its Subsidiaries for such Fiscal Year, accompanied by a report explaining the changes and departures from the business plan delivered to the Administrative Agent and the Lenders for the preceding Fiscal Year; and (iii) a plan and financial forecast, prepared in accordance with the Borrower's normal accounting procedures applied on a consistent basis, for such Fiscal Year and for the two (2) succeeding Fiscal Years of the Borrower, including, without limitation, (A) a forecasted balance sheet of the Borrower as at the end of such Fiscal Year and (B) forecasted statements of income and cash flow of the Borrower for such Fiscal Year.

          7.02.  Management Reports. The Borrower shall deliver or cause to be
                 ------------------
delivered to the Administrative Agent copies of any management reports delivered to any Loan Party or to any officer or employee thereof by the independent, certified public accountants in connection with the financial statements delivered pursuant to Section 7.01.
                      ------------

          7.03.  Other Financial Information. (a) The Borrower shall deliver or
                 ---------------------------
cause to be delivered to the Administrative Agent, such other information, reports, contracts, schedules, lists, documents, agreements and instruments with respect to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party as the Administrative Agent or any Lender may, from time to time, reasonably request.

          (b) The Borrower shall deliver or cause to be delivered to the Administrative Agent, copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to the holders of its publicly-held Securities or to a trustee under any indenture or filed by the Borrower with the Commission, and of all press releases made available generally by the Borrower to the public concerning material developments in the Borrower's business.

          7.04.  Defaults and Other Events. Promptly upon any Loan Party
                 -------------------------
obtaining knowledge (i) of any condition or event which constitutes a Default or an Event of Default, (ii) that any Person has given any notice to any Loan Party or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(e) or (iii) of any condition
                                     ----------------
or event which has or is reasonably likely to have a Material Adverse Effect, such Loan Party shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default,

Default, condition or event, (B) the notice given or action taken by such Person in connection therewith and (C) what action the Borrower and such Loan Party have taken, are taking and propose to take with respect thereto.

          7.05.  Lawsuits. Promptly upon any Loan Party obtaining knowledge of
                 --------
the institution of, or written threat of, (i) any action, suit, proceeding or arbitration against or affecting such Loan Party or any asset of such Loan Party not previously disclosed pursuant to Section 6.01(J) or 6.01(P) of the Disclosure Letter and required to be publicly disclosed, the Borrower or such Loan Party shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters except, in each case, where the same is fully covered by insurance (other than applicable deductible); and (ii) in addition to the requirements set forth in clauses (i) of this Section 7.05, the Borrower upon request of the
         -----------         ------------
Administrative Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and
                                                      ----------
provide such other information as may be reasonably available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

          7.06.  ERISA Notices. The Borrower shall deliver or cause to be
                 -------------
delivered to the Administrative Agent:

          (i) As soon as possible, and in any event within ten (10) days after either the Borrower or an ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the Chief Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate has taken, is taking or proposes to take, with respect thereto, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

          (ii) as soon as possible, and in any event within ten (10) days, after either the Borrower or an ERISA Affiliate knows or has reason to know that a non-exempt prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Code) that would result in a material liability to the Borrower or an ERISA Affiliate has occurred, a statement of the Chief Financial Officer of the Borrower describing such transaction;

          (iii) within ten (10) days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by either the Borrower or an ERISA Affiliate with respect to such request;

          (iv) promptly upon, and in any event within ten (10) days after, receipt by either the Borrower or an ERISA Affiliate of a notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (v) promptly upon, and in any event within ten (10) days after, receipt by either the Borrower or an ERISA Affiliate of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, a copy of said determination letter, if such disqualification would result in a material liability to the Borrower or any of its Subsidiaries;

          (vi) promptly upon, and in any event within ten (10) days after receipt by the Borrower of a notice from a Multiemployer Plan regarding the imposition of material withdrawal liability, a copy of said notice; and

          (vii) promptly upon, and in any event within ten (10) days after, the Borrower or any of its Subsidiaries fails to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure, if such failure could result in either the imposition of a Lien under said Section 412 or otherwise have a Material Adverse Effect on the Borrower or any of its Subsidiaries.

          7.07.  Environmental Notices. The Borrower shall notify the
                 ---------------------
Administrative Agent, in writing, promptly, and in any event within ten (10) days after any Loan Party's learning thereof, of any of the following: (i) written notice or claim to the effect that such Loan Party is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the indoor or outdoor environment; (ii) written notice that such Loan Party is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the indoor or outdoor environment;
(iii) written notice that any Property of such Loan Party is subject to an Environmental Lien; (iv) written notice of violation to such Loan Party or awareness by the Borrower or such Loan Party of a condition which might reasonably result in a notice of violation to such Loan Party of any Environmental, Health or Safety Requirement of Law, which could have a Material Adverse Effect on the Borrower or such Loan Party; (v) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental, Health or Safety Requirement of Law; (vi) new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that could have a Material Adverse Effect on the operations of the Borrower or such Loan Party; or (vii) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by the Borrower or such Loan Party that could subject the Borrower or such Loan Party to Environmental, Health or Safety Liabilities and Costs that could have a Material Adverse Effect. For purposes of clauses (i), (ii) and (iii), written notice shall include other non-written communications given to an agent or employee of the Borrower or such Loan Party with direct or indirect supervisory responsibility with respect to the activity, if any, which is the subject of such communication, if such activity could have a Material Adverse Effect. With respect to clauses (i) through (vii) above, such notice shall be required only if (A) the liability or potential liability, or with respect to clause (vi), the cost or potential cost of compliance, which is the subject matter of the notice is likely to exceed Thirty-Five Million Dollars ($35,000,000), or if (B) such liability or potential liability or cost of compliance when added to other liabilities of the Borrower and its Subsidiaries of the kind referred to in clauses (i) through (vii) above is likely to exceed Seventy-Five Million Dollars ($75,000,000).

          7.08.  FDA Notices. The Borrower shall provide to the Administrative
                 -----------
Agent:

          (a) promptly after the same become available to the Borrower, with respect to each manufacturing facility of the Borrower or its Subsidiaries, all warning letters alleging violations of FDA regulatory requirements at such manufacturing facility;

          (b) promptly after the same become available to the Borrower, with respect to each manufacturing facility of the Borrower or its Subsidiaries, all inspectional observations recorded on a Form FD 483 and issued by the FDA at the conclusion of any FDA inspections of such facility (other than pre-approval inspections and post-approval inspections) that would be required to be publicly disclosed by the Borrower in a filing with the Commission as determined by the Borrower; and

          (c) all written responses to the FDA by or on behalf of the Borrower or its Subsidiaries concerning alleged violations of FDA regulatory requirements contained in warning letters or Form FD 483s referred to in subsections (a) or (b) of this Section 7.08.
                               ------------

          7.09.  Labor Matters. The Borrower shall notify the Administrative
                 -------------
Agent in writing, promptly, but in any event within ten (10) days after learning thereof, of (i) any material labor dispute to which any Loan Party may become a party, any strikes, lockouts or other disputes relating to any Loan Party's plants and other facilities and (ii) any material liability incurred with respect to the closing of any plant or other facility of any Loan Party.

          7.10.  Other Information. Promptly upon receiving a request therefor
                 -----------------
from the Administrative Agent or the Requisite Lenders, the Borrower and its Subsidiaries shall prepare and deliver to the Administrative Agent such other information with respect to any Loan Party as from time to time may be reasonably requested by the Administrative Agent or the Requisite Lenders.

                                 ARTICLE VIII

                             AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees so long as any Commitment is outstanding and thereafter until payment in full of the Obligations:

          8.01.  Existence, etc. Each Loan Party and each Schein Party shall at
                 --------------
all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses except where the loss or termination of such rights and franchises does not have or is not likely, individually or in the aggregate, to have a Material Adverse Effect.

          8.02.  Powers; Conduct of Business. Each Loan Party and each Schein
                 ---------------------------
Party shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          8.03.  Compliance with Laws, etc. Each Loan Party and each Schein
                 -------------------------
Party shall, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, property, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing except in the case where noncompliance with either clause (a) or (b) above does not have or is not
                          ----------    ---
reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          8.04.  Payment of Taxes and Claims. Each Loan Party and each Schein
                 ---------------------------
Party shall pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and
(b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable prior to the same becoming subject to a Lien upon any of such Person's properties or assets and prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental
         -----------------
charges referred to in clause (a) above or claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

          8.05.  Insurance. Each Loan Party and each Schein Party shall
                 ---------
maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses.

          8.06.  Inspection of Property; Books and Records; Discussions. Each
                 ------------------------------------------------------
Loan Party and each Schein Party shall permit any authorized representative(s) designated by the Administrative Agent to visit and inspect any of the assets of such Loan Party or such Schein Party, to examine, audit, check and make copies of its financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to its businesses or the transactions contemplated by the Loan Documents (including, without limitation, in connection with environmental compliance, hazard or liability), to discuss such Person's affairs, finances and accounts with its officers and, in the presence of an officer of such Loan Party or such Schein Party, independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, once each fiscal year; provided, however, that upon the occurrence and during the continuance of an Event of Default each Loan Party shall permit any authorized representative(s) designated by the Administrative Agent or any Lender to do all of the foregoing without notice, at any time and as often as the Administrative Agent or any Lender may request. Each such visitation and inspection (i) by or on behalf of any Lender shall be at such Lender's expense and (ii) by or on behalf of the Administrative Agent shall be at the Borrower's expense. Each Loan Party shall keep and maintain in all material respects proper books of record and account in which entries in conformity with GAAP subject to normal year-end audit adjustments and the absence of complete footnote disclosure shall be made of all dealings and transactions in relation to its businesses and activities. If an Event of Default has occurred and is continuing, each Loan Party, upon the Administrative Agent's request, shall turn over any such records to the Administrative Agent or its representatives.

          8.07.  ERISA Compliance. The Borrower shall, and shall cause to the
                 ----------------
best of its ability, each ERISA Affiliate to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

          8.08.  Maintenance of Property. Each Loan Party and each Schein Party
                 -----------------------
shall maintain in all material respects its owned and leased property in good, safe and insurable condition and repair (ordinary wear and tear excepted) and in accordance with any applicable manufacturers' specifications and recommendations, and not permit, commit or suffer any waste (except in the ordinary course of business) or abandonment of any such property and from time to time shall make or cause to be made all repairs, renewal and replacements thereof, except where the failure to make such repairs, renewals and replacements would not have or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that such
                                             -----------------
property may be altered or renovated in the ordinary course of business.

          8.09.  Maintenance of Licenses, Permits, etc. Each Loan Party and each
                 -------------------------------------
Schein Party shall maintain in full force and effect all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and notify the Administrative Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or overtly threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise authorization or right.

          8.10.  Merger. (a) The Merger shall have been consummated no later
                 ------
than December 15, 2000.

          (b) As of the consummation of the Merger, the Administrative Agent shall have received an Officer's Certificate of the Borrower certifying that (i) the transactions described in the Merger Documents have been consummated in all material respects in accordance with the terms and provisions thereof, (ii) the Borrower and each other party thereto are in material compliance with all the terms thereof, (iii) the terms and provisions of the Merger Agreement, as applicable, have not been materially amended, waived, supplemented or otherwise modified from the Closing Date (except for such material amendments, supplements or modifications that have been approved by the Requisite Lenders) and (iv) on and as of the Merger Effective Date (after giving effect the merger), all of the representations and warranties contained in Section 6.01 and in the other Loan
                                            ------------
Documents are true and complete in all material respects.

          (c) As of the consummation of the Merger, Schein and each Specified Schein Subsidiary shall have delivered to the Administrative Agent a Guaranty, an Acknowledgment of New Loan Party, and all other agreements, documents, certificates, opinions and corporate resolutions described in the List of Closing Documents under the heading "Merger Effective Date Documentation", each duly executed where appropriate and in form and substance reasonably satisfactory to the Administrative Agent.

          (d) As of the consummation of the Merger, no law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the Merger or (B) the consummation of any transaction contemplated pursuant to the Merger Documents or (ii) would be reasonably expected to impose or result in the imposition of a Material Adverse Effect.

          (e) Except as set forth in Section 8.10 of the Disclosure Letter, as of the consummation of the Merger, each Schein Party shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow such Schein Party, lawfully and without risk of rescission, (i) to execute, deliver and perform, in all material respects, its obligations under each Transaction Document to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith and (ii) to consummate the transactions contemplated by the Transaction Documents.

          8.11.  Loan Party. On or prior to April 15 of each year, the Borrower
                 ----------
will cause each Subsidiary (other than a Loan Party) that accounts for at least 5% of the Borrower's EBITDA on a consolidated basis, as determined at the end of the immediately preceding Fiscal Year, and upon the acquisition of a Person that accounts for at least 5% of the Borrower's EBITDA on a pro forma basis, the
                                                       ---------
Borrower will cause such acquired Person, to execute and deliver to the Administrative Agent a Guaranty and an Acknowledgment of New Loan Party and otherwise to become a Loan Party hereunder.

                                  ARTICLE IX

                              NEGATIVE COVENANTS

          The Borrower covenants and agrees so long as any Commitment is outstanding and thereafter until payment in full of the Obligations:

          9.01.  Indebtedness. The Loan Parties and the Schein Parties shall
                 ------------
not, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

          (i)    the Obligations;

          (ii)   trade payables in the ordinary course of business;

          (iii)  Permitted Existing Indebtedness;

          (iv)   to the extent permitted by Section 9.13, obligations under
                                            ------------
     Capital Leases and purchase money Indebtedness incurred by the Loan Parties to finance the acquisition of Property if, when added to all other obligations and Indebtedness or created, incurred or assumed under this clause (iv) the aggregate amount of such obligations and Indebtedness does not exceed 10% of Net Worth at such time;

          (v)    Indebtedness owing by one Loan Party to another Loan Party;

          (vi)   Accommodation Obligations that are permitted under Section
                                                                    -------
     9.05;
     ----

          (vii)  Interest Rate Contracts with respect to the Loans;

          (viii) other unsecured Indebtedness incurred in the ordinary course of business in an aggregate principal amount not to exceed Fifty Million Dollars ($50,000,000) outstanding at any time;

          (ix) the Floating Rate Notes during the period from the Closing Date until the Schein Repayment Date;

          (x) foreign exchange contracts entered into for the purpose of hedging foreign exchange risk;

          (xi) Attributable Debt if, when added to all other Attributable Debt created, incurred or assumed under this clause (xi), the aggregate amount outstanding does not exceed 10% of Net Worth;

          (xii) Indebtedness in a currency other than Dollars incurred by a Loan Party that has operations outside of the United States, provided that the aggregate amount of such Indebtedness does not exceed $20,000,000 at any time;

          (xiii) refinancings, extensions or other modifications of any of the items of Indebtedness described in clauses (iii), (iv), (v), (vi), (viii) or (xi) above, provided that the principal amount thereof outstanding at
                    --------
     such time is not increased and that the terms of such refinancing, extensions or modifications are not materially adverse to the Lenders; and

          (xiv) Indebtedness incurred by Schein or its Subsidiaries on the Closing Date to the extent permitted under Section 9.04(viii).
                                                ------------------

          9.02.  Sales of Assets. The Loan Parties and the Schein Parties shall
                 ---------------
not, directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of any assets, whether now owned or hereafter acquired, or enter into any agreement to do so, except:

          (i)    sales of inventory in the ordinary course of business;

          (ii) the disposition of Property if such Property is obsolete or no longer used in or useful in the ordinary course of such Loan Party's business;

          (iii) leases, subleases, licenses and sublicenses of Property to other persons in the ordinary course of business;

          (iv) the transactions set forth in Section 9.02(iv) of the Disclosure Letter;

          (v) the sale of Property provided that (A) the value of such Property does not exceed 10% of Net Worth at the time of such sale and (B) when added to all other Property sold, assigned, transferred, leased, conveyed or otherwise disposed of under this clause (v), the aggregate amount does not exceed 20% of Net Worth at the time of such sale;

          (vi) the transactions set forth in Section 9.02(vi) of the Disclosure Letter;

          (vii) the sale or transfer of Property pursuant to a transaction permitted under Section 9.10; and
                     ------------

          (viii) other sales of assets with an aggregate market value not in excess of $20,000,000 in any Fiscal Year.

          9.03.  Liens. The Loan Parties and the Schein Parties shall not,
                 -----
directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to their Property, except:

          (i)    Permitted Existing Liens;

          (ii)   Customary Permitted Liens;

          (iii)  Liens securing Indebtedness permitted under Section 9.01(iv)
                                                             ----------------
     provided that the Lien extends only to the property subject to such Capital Leases or the Property Acquired and Liens securing Indebtedness under
     Section 9.01(xii) provided that the Lien extends to Property outside the
     -----------------
     United States;

          (iv) leases or subleases and licenses or sublicenses granted to others, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower and its Subsidiaries;

          (v) rights of setoff and similar arrangements and Liens in favor of depository institutions and securities intermediaries to secure customary fees and similar amounts related to bank accounts or securities accounts;

          (vi) any Lien existing on Property of a Person (other than Schein) immediately prior to its being consolidated with or merged into the Borrower or a Subsidiary or its becoming a Subsidiary, or any Lien existing on Property acquired by the Borrower or any Subsidiary at the time such Property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed); provided that (A) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of Property and (B) each such Lien shall extend solely to the item or items of Property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such Property;

          (vii) attachment and judgment Liens that do not constitute an Event of Default pursuant to Section 11.01(h); and
                            ----------------

          (viii) any Lien renewing, extending or refunding any Lien permitted by clauses (i) through (vi), provided that such Lien is not extended to any other Property.

          9.04.  Investments. The Loan Parties and the Schein Parties shall not,
                 -----------
directly or indirectly, make or own any Investment, except:

          (i)    Investments in Cash Equivalents;

          (ii)   Permitted Existing Investments;

          (iii) the acquisition of all or substantially all of the assets of a business conducted by another Person; provided that no Default or Event of Default exists at the time of such acquisition or would exist after giving effect thereto and subject to approval by the Requisite Lenders;

          (iv) Investments received in connection with the bankruptcy or reorganization in settlement of delinquent obligations of, or other disputes with, Persons arising in the ordinary course of business;

          (v) Investments by the Borrower in any Loan Party or by a Loan Party in another Loan party;

          (vi) Investments by a Loan Party in any Subsidiary of the Borrower (other than another Loan Party) provided that the aggregate amount of such Investments does not exceed (A) 10% of Net Worth during the period from the Closing Date until the Merger Effective Date or (B) 5% of Net Worth thereafter;

          (vii) Investments made or owned in Strategic Partners, provided that the aggregate amount of all such Investments made or owned under this clause (vii), when added to the aggregate amount of all Accommodation Obligations made, created or assumed pursuant to Section 9.05(iv), does not
                                                      ----------------
     exceed 20% of Net Worth;

          (viii) the loan from the Borrower to Schein on the Closing Date in an amount sufficient to repay the outstanding indebtedness of Schein;

          (ix) other Investments of the Borrower consistent with the investment policy set by the Borrower's Board of Directors from time to time in an aggregate amount not to exceed Fifty Million Dollars ($50,000,000); and

          (x) loans and advances in the ordinary course of business to officers, directors and employees of a Loan Party or a Schein Party in an aggregate amount, when added to the Accommodation Obligations in Section
                                                                      -------
     9.05(v), does not exceed Fifteen Million Dollars ($15,000,000) at any time.
     -------

          9.05.  Accommodation Obligations. The Loan Parties and the Schein
                 -------------------------
Parties shall not, directly or indirectly, create or become or be liable with respect to any Accommodation Obligation, except:

          (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (ii) the Guaranties, guaranties of the Senior Notes and guaranties by Schein of the Floating Rate Notes during the period from the Closing Date until the Schein Payment Date;

          (iii) Accommodation Obligations in respect of obligations of customers and suppliers in an aggregate amount not to exceed Fifty Million Dollars ($50,000,000) at any time;

          (iv) Accommodation Obligations in Strategic Partners, provided that the aggregate amount of all such Accommodation Obligations made, created or assumed under this clause (iv), when added to the aggregate amount of all Investments made or owned pursuant to Section 9.04(vii), does not exceed
                                           -----------------
     20% of Net Worth; and

          (v) Accommodation Obligations in the ordinary course of business with respect to the loans of officers, directors and employees of a Loan Party or a Schein Party in an aggregate amount, when added to the loans and advances in Section 9.04(x), does not exceed Fifteen Million Dollars
                 ---------------
     ($15,000,000) at any time.

          9.06.  Restricted Junior Payments. The Loan Parties and the Schein
                 --------------------------
Parties shall not, directly or indirectly, declare or make any Restricted Junior Payments, except any Loan Party may make dividends and other distributions to the Borrower or another Loan Party.

          9.07.  Change in Nature of Business. The Loan Parties and the Schein
                 ----------------------------
Parties shall not make any material change in the nature or conduct of their Business.

          9.08.  Transactions with Affiliates. None of the Loan Parties and the
                 ----------------------------
Schein Parties shall, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of such Loan Party or such Schein Party except for (i) transactions the terms of which are in the ordinary course of business, in accordance with customary practice, and not less favorable to such Loan Party or such Schein Party than those that might be obtained in an arm's length transaction at the time from a Person who is not an Affiliate, and (ii) reimbursement for reasonable salaries, bonuses and other compensation paid to officers, directors and managers of such Loan Party or such Schein Party commensurate with salary, bonus and compensation levels of other companies engaged in a similar business in similar circumstances.

          9.09.  Restriction on Fundamental Changes. Other than the Merger, no
                 ----------------------------------
Loan Party or Schein Party shall merge into or consolidate with any other Person, or permit any other Person to merge into it, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or assets, whether now or hereafter acquired except that:

          (i) Any Loan Party may merge or consolidate into the Borrower provided that the Borrower is the surviving entity.

          (ii) Any Loan Party may merge or consolidate into any other Loan Party (other than the Borrower).

          (iii) Any Person may merge or consolidate into a Loan Party, or a Loan Party may merge or consolidate into any Person, provided that (A) such Person is an entity organized and existing under the laws of a State in the United States; (B) the Loan Party is the surviving entity and if the Loan Party is not the Borrower such Loan Party is a Wholly-Owned Subsidiary of the Borrower; and (C) no Default or Event of Default has occurred or will occur prior to and after giving effect to such merger or consolidation.

          9.10.  Sales and Leasebacks. No Loan Party and no Schein Parties shall
                 --------------------
become liable, by assumption or by Accommodation Obligation, with respect to any lease of any property (whether real or personal or mixed) (i) which such Loan Party or such Schein Party has sold or transferred or will sell or transfer to any other Person or (ii) which such Loan Party or such Schein Party intends to use for substantially the same purposes as any other asset which it has sold or transferred or will sell or transfer to any other Person in connection with such lease (a "Sale and Leaseback Transaction"); provided that a Loan Party and a Schein Party may enter into a Sale and Leaseback Transaction if the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the board of directors of such Loan Party or such Schein Party) of the Property that is the subject of such Sale and Leaseback Transaction and such Loan Party or such Schein Party is not in violation of Section 9.01(xi) after giving effect thereto.

          9.11.  Margin Regulations. No Loan Party and no Schein Party shall use
                 ------------------
all or any portion of the proceeds of any Loan made under this Agreement in violation of Regulation U.

          9.12.  ERISA. The Borrower shall not, nor shall it permit any ERISA
                 -----
Affiliate to, do any of the following:

          (ii) engage, or knowingly permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (iii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA or 412 of the Code), with respect to any Benefit Plan, which has not been waived;

          (iv) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

          (v) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of the Borrower, or any ERISA Affiliate under Title IV of ERISA or under such Benefit Plan; or

          (vi) fail, or permit any ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Code or any other payment required under Section 412 of the Code or Section 302 of ERISA on or before the due date for such installment or other payment.

          9.13.  Capital Expenditures. The Loan Parties and the Schein Parties
                 --------------------
shall not make or incur any Capital Expenditures in any Fiscal Year if, after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures made by the Loan Parties and the Schein Parties during such Fiscal Year would exceed the amount set forth below for such Fiscal Year:

                 Fiscal Year Ending                Maximum Amount
                 ------------------                --------------
                 December 31, 2000                 $ 60,000,000
                 December 31, 2001                 $ 70,000,000
                 December 31, 2002                 $ 80,000,000
                 December 31, 2003                 $110,000,000
                 December 31, 2004                 $120,000,000

provided, however, the Borrower may carry forward from one Fiscal Year to the
--------  -------
next Fiscal Year (but not to any subsequent Fiscal Year) 100% of any Capital Expenditures permitted but not expended during any Fiscal Year provided that the amount of Capital Expenditures carried forward to the next Fiscal Year may only be used after the Capital Expenditures permitted for such next Fiscal Year are expended.

          9.14.  Amendment of Governing Documents. No Loan Party shall amend,
                 --------------------------------
supplement or otherwise change its Governing Documents in any respect that is materially detrimental to the Lenders.

          9.15.  Environmental Liabilities. Except as disclosed in Section
                 -------------------------
6.01(P) of the Disclosure Letter, no Loan Party and no Schein Party shall become legally obligated, whether by settlement, stipulation, nonappealable judgment, nonappealable conclusion of an administrative proceeding, or statute, for any Liabilities and Costs which exceed $35,000,000 in a particular instance or $75,000,000 in the aggregate, arising out of or relating to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto or (b) any violation of any Environmental, Health or Safety Requirement of Law.

          9.16.  No Activities Leading to Forfeiture. No Loan Party and no
                 -----------------------------------
Schein Party shall engage in the conduct of any business or activity which will or could be reasonably expected to result in a Forfeiture Proceeding.

                                   ARTICLE X

                              FINANCIAL COVENANTS

          The Borrower covenants and agrees so long as any Commitment is outstanding and thereafter until payment in full of the Obligations:

          10.01. Minimum Net Worth. The Net Worth of the Borrower and its
                 -----------------
$1,000,000,000 plus (ii) an amount equal to Subsidiaries on a consolidated basis at the 50% of Net Income since the Closing Date. end of each fiscal quarter of each Fiscal Year shall not be less than the sum of (i)

          10.02. Minimum Interest Coverage Ratio. The Interest Coverage Ratio of
                 -------------------------------
the Borrower and its Subsidiaries on a consolidated basis at the end of each Financial Covenant Period set forth below shall not be less than the ratio set forth opposite such period:

                 Quarter Ending                   Ratio
                 --------------                   -----
                 December 31, 2000                5.00
                 March 31, 2001                   5.00
                 June 30, 2001                    5.00
                 September 30, 2001               5.00
                 December 31, 2001                6.00
                 March 31, 2002                   6.00
                 June 30, 2002                    6.00
                 September 30, 2002               6.00
                 December 31, 2002                7.00
                 March 31, 2003                   7.00
                 June 30, 2003                    7.00
                 September 30, 2003               7.00
                 December 31, 2003                7.00
                 March 31, 2004                   7.00
                 June 30, 2004                    7.00
                 September 30, 2004               7.00
                 December 31, 2004                7.00
                 March 31, 2005                   7.00
                 June 30, 2005                    7.00

          10.03. Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage
                 -----------------------------------
Ratio of the Borrower and its Subsidiaries on a consolidated basis at the end of each Financial Covenant Period shall not be less than 1.25.

          10.04. Maximum Leverage Ratio. The Leverage Ratio of the Borrower and
                 ----------------------
its Subsidiaries on a consolidated basis at the end of each Financial Covenant Period set forth below shall not be greater than the ratio set forth opposite such period:

                 Quarter Ending                   Ratio
                 --------------                   -----
                 December 31, 2000                2.50

                 March 31, 2001                   2.50
                 June 30, 2001                    2.50
                 September 30, 2001               2.50
                 December 31, 2001                2.00
                 March 31, 2002                   2.00
                 June 30, 2002                    2.00
                 September 30, 2002               2.00
                 December 31, 2002                1.75
                 March 31, 2003                   1.75
                 June 30, 2003                    1.50
                 September 30, 2003               1.50
                 December 31, 2003                1.50
                 March 31, 2004                   1.50
                 June 30, 2004                    1.50
                 September 30, 2004               1.50
                 December 31, 2004                1.50
                 March 31, 2005                   1.50
                 June 30, 2005                    1.50

                                  ARTICLE XI

                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          11.01. Events of Default. Each of the following occurrences shall
                 -----------------
constitute an Event of Default under this Agreement:

          (a)    Failure to Make Payments When Due. The Borrower shall fail to
                 ---------------------------------
pay any principal of any Note when due, or shall fail to pay any interest on any Note or any other Obligation within three (3) Business Days after such interest or Obligation shall become due.

          (b)    Breach of Representation or Warranty. Any representation or
                 ------------------------------------
warranty made or deemed to have been made by any Loan Party under, relating to or in connection with this Agreement, the Notes, any of the other Loan Documents or any certificate or statement furnished by any Loan Party pursuant to or in connection with this Agreement shall be false or misleading in any material respect when made.

          (c)    Breach of Certain Covenants. Any Loan Party shall fail duly and
                 ---------------------------
punctually to perform or observe any agreement, covenant or obligation binding on such Loan Party under Section 7.04, Section 8.01, Section 8.05, Section 8.06,
                         ------------  ------------  ------------  ------------
Section 8.10, Article IX or Article X of this Agreement.
------------  ----------    ---------

          (d)    Other Defaults. Any Loan Party shall fail duly and punctually
                 --------------
to perform or observe any term, covenant or obligation binding on such Loan Party (i) under Section 7.01 or Section 7.08 of this Agreement and such failure
                ------------    ------------
shall continue for ten (10) Business Days after the occurrence of such failure or (ii) under this Agreement (other than as described in Sections 11.01(a), (c)
                                                         ----------------------
or (d)(i)), and such failure shall continue for thirty (30) days after any Loan
----------
Party
knew, or, in the exercise of due care, should have known, of such failure (or such lesser period of time as is mandated by applicable Requirements of Law).


          (e)    Default as to Other Indebtedness. Any Loan Party shall fail to
                 --------------------------------
make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than an Obligation) if the aggregate amount of such other Indebtedness is Thirty-Five Million Dollars ($35,000,000) or more; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof (with or without the giving of notice or lapse of time or both) is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness or permit the holder or holders of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by any Loan Party (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the holder or holders of any Lien, securing obligations of Twenty-Five Million Dollars ($25,000,000) or more, shall commence foreclosure of such Lien upon property of any Loan Party.

          (f)    Involuntary Bankruptcy; Appointment of Receiver, etc. (i) An
                 ----------------------------------------------------
involuntary case shall be commenced against any Loan Party and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors of any Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or over all or a substantial part of the assets of any Loan Party shall be entered; or an interim receiver, trustee or other custodian of any Loan Party or of all or a substantial part of the assets of any Loan Party shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the assets of any Loan Party shall be issued and any such event shall not be stayed, dismissed, bonded or discharged; or the board of directors of any Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (g)    Voluntary Bankruptcy; Appointment of Receiver, etc. Any Loan
                 --------------------------------------------------
Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its assets; or any Loan Party shall make any assignment for the benefit of creditors or shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due, or the board of directors of any Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (h)    Judgments and Attachments. Any money judgment (other than a
                 -------------------------
money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against any Loan Party or any assets of any Loan Party involving in any case an amount in excess of Twenty-Five Million Dollars ($25,000,000) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days.

          (i)    Dissolution. Any order, judgment or decree shall be entered
                 -----------
against any Loan Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period of thirty (30) days; or any Loan Party shall otherwise dissolve or cease to exist.

          (j)    Loan Documents. At any time, for any reason, any Loan Document
                 --------------
ceases to be in full force and effect or any Loan Party seeks to repudiate its obligations thereunder.

          (k)    ERISA Liabilities. Any Termination Event occurs which will or
                 -----------------
is reasonably likely to subject either the Borrower or an ERISA Affiliate to a liability which will, or is reasonably likely to have, a Material Adverse Effect.

          (l)    Waiver Application. The plan administrator of any Benefit Plan
                 ------------------
applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to liability which the Administrative Agent determines will or is reasonably likely to have a Material Adverse Effect.

          (m)    Change of Control.  A Change of Control shall have occurred.
                 -----------------

          (n)    FDA Compliance. The FDA shall commence any action or proceeding
                 --------------
asserting any material violation of current good manufacturing practices by the Borrower or any of its Subsidiaries, or shall seize, impound or otherwise impose restrictions on the use of material properties or assets of the Borrower or any of its Subsidiaries and such action by the FDA has or is reasonably likely to have a Material Adverse Effect.

An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 13.09.
                           -------------

          11.02. Rights and Remedies.
                 -------------------

          (a)    Acceleration and Termination. Upon the occurrence of any Event
                 ----------------------------
of Default described in Section 11.01(f) or 11.01(g), the Commitments shall
                        ----------------------------
automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower, and the obligations of the Lenders to make Loans hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall, at the request, or may with the consent, of the Requisite Lenders, declare (i) that the Commitments are terminated, whereupon the Commitments shall immediately terminate, and/or (ii) the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration, except as may be specifically provided for herein), all of which are hereby expressly waived by the Borrower.

          (b)    Enforcement. The Borrower acknowledges that in the event any
                 -----------
Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the Lenders; therefore, the Borrower agrees that the Administrative Agent and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                                  ARTICLE XII

                                   THE AGENT

          12.01. Appointment. (a) Each Lender hereby designates and appoints SG
                 -----------
as the Administrative Agent of such Lender under this Agreement, and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Notes and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Administrative Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Administrative Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (unless the instructions or consent of all of the Lenders is required hereunder or thereunder) and such instructions shall be binding upon all Lenders; provided, however, the Administrative Agent shall not be required to take any action which (i) the Administrative Agent believes will expose it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement, the Notes, the other Loan Documents or applicable law. The Administrative Agent agrees to act as such on the express conditions contained in this Article XII.

          (b) The provisions of this Article XII are solely for the benefit of the Administrative Agent and the Lenders, and none of the Loan Parties shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.07). In performing its functions and duties
                          --------------
under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for any Loan Party. The Administrative Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

          12.02. Nature of Duties. The Administrative Agent shall not have any
                 ----------------
duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower and the other Loan Parties in connection with the Loans hereunder and shall make its own appraisal of the credit worthiness of the Borrower and the other Loan Parties initially and on a continuing basis, and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Administrative Agent under the terms of this Agreement). If the Administrative Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, the Administrative Agent shall send notice thereof to each Lender. The Administrative Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed the Administrative Agent to act or refrain from acting pursuant hereto.

          12.03. Rights, Exculpation, etc. (a) Liabilities; Responsibilities.
                 -------------------------     -----------------------------
None of the Agents, any Affiliate of any Agent, or any of their respective officers, directors, employees, agents, attorneys or consultants shall be liable to any Holder for any action taken or omitted by them hereunder, under the Notes or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Administrative Agent shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement, the Notes or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Borrower or any other Loan Party. The Administrative Agent is not making any representation and warranty in connection with, and shall not be required to make any inquiry concerning, the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or any of the Loan Documents, or the financial condition of the Borrower or any other Loan Party, or the existence or possible existence of any Default or Event of Default.

          (b)    Right to Request Instructions. The Administrative Agent may at
                 -----------------------------
any time request instructions from the Lenders (and after all Obligations owing to the Lenders have been paid in full, from the Holders) with respect to any actions or approvals which by the terms of any of the Loan Documents the Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders or Holders, as the case may be, from whom the Administrative Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of all Lenders or, where required by the express terms of this Agreement, a lesser proportion of the Lenders, or of all Holders (after the Obligations owing to the Lenders have been paid in full).

          (c)    IntraLinks. Any information, notice, document or other
                 ----------
communication posted by the Administrative Agent on IntraLinks shall constitute delivery of such information, notice, document or other communication to each Lender upon receipt by such Lender of notification from the Administrative Agent that such information, notice, document or other communication has been posted.

          12.04. Reliance. The Administrative Agent shall be entitled to rely
                 --------
upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent public accountants and other experts selected by it.

          12.05. Indemnification. To the extent that the Administrative Agent is
                 ---------------
not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The obligations of the Lenders under this
Section 12.05 shall survive the payment in full of the Loans and all other
-------------
Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by the Administrative Agent to Lenders, any Lender or third party, including the Borrower, any creditor of the Borrower or a trustee in bankruptcy, recovers from the Administrative Agent any amount found to have been wrongfully paid to the Administrative Agent or disbursed by the Administrative Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse the Administrative Agent for all such amounts.

          12.06. The Administrative Agent Individually. With respect to the
                 -------------------------------------
Loans made by it, SG shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include SG in its individual capacity as a Lender or one of the Requisite Lenders. SG and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower, any of its Subsidiaries or any of its Affiliates as if it were not acting as the Administrative Agent pursuant hereto.

          12.07. Successor Administrative Agents. (a) Resignation. The
                 -------------------------------      -----------
Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to this Section 12.07.
     -------------

          (b)    Appointment by Requisite Lenders. Upon any such notice of
                 --------------------------------
resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders, which appointment shall be subject to the prior written approval of the Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default or Default).

          (c)    Appointment by Retiring Administrative Agent. If a successor
                 --------------------------------------------
Administrative Agent shall not have been appointed within the thirty (30) day period provided in paragraph (a) of this Section 12.07, the retiring
                                         -------------
Administrative Agent shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Each Lender shall indemnify and hold the Administrative Agent harmless for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the appointment of a successor Administrative Agent pursuant to the terms of this paragraph (c).

          (d)    Rights of the Successor and Retiring Administrative Agents.
                 ----------------------------------------------------------
Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

          12.08. Relations Among Lenders. Each Lender agrees that it will not
                 -----------------------
take any legal action, nor institute any actions or proceedings, against the Borrower or any other Loan Party without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, except in accordance with Section 11.02(a).
                ----------------

          12.09. Concerning the Loan Documents. (a) Authority. Each Lender
                 -----------------------------      ---------
authorizes and directs the Administrative Agent to enter into any Loan Documents for the benefit of the Lenders. Each Lender agrees that any action taken by the Administrative Agent or all Lenders (or, where required by the express terms of this Agreement, a lesser proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent or all Lenders (or, where so required, such lesser proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to
(i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the Loan Documents; (ii) execute and deliver each Loan Document and accept delivery of each such agreement delivered by any Loan Party and (iii) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Administrative Agent or the Lenders under the Loan Documents, applicable law or otherwise.

          (b) The Administrative Agent agrees to deliver to each Lender (by IntraLinks in accordance with Section 12.03(c), mail, courier or fax) the
                              ----------------
information, notices, statements and other communications delivered in writing by the Borrower to the Administrative Agent pursuant to Article VII.

                                 ARTICLE XIII

                                 MISCELLANEOUS

          13.01. Assignments and Participations. (a) Assignments. No assignment
                 ------------------------------      -----------
or participation of any Lender's rights or obligations under this Agreement and the Notes shall be made except in accordance with this Section 13.01. Each
                                                       -------------
Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the Notes in accordance with the provisions of this Section 13.01.
                   -------------

          (b)    Limitations on Assignments. Each assignment shall be subject to
                 --------------------------
the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations in respect of its interest being assigned under this Agreement and its Note and, in the case of a partial assignment, shall be in a minimum principal amount of Five Million Dollars ($5,000,000), or $2,500,000 in the case of an assignment of only Term Loans, except that such limitations shall not apply to an assignment by any Lender of any portion of its rights and obligations to another Lender or an assignment by any Lender of all of its rights or obligations to another Person, (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3500); provided, however, any Lender may assign any or all of its rights and obligations under this Agreement to any of its Affiliates without notice to or consent of the Borrower or the Administrative Agent and without being subject to the foregoing conditions. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and accepted by the Administrative Agent (which effective date shall not be any earlier than the date on which the Administrative Agent so accepts and records the Assignment and Acceptance in the Register), (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto).

          (c)    The Register. The Administrative Agent, acting for this purpose
                 ------------
as agent for the Borrower, shall maintain at its address referred to in Section
                                                                        -------
13.10 a copy of each Assignment and Acceptance delivered to and accepted by it
-----
and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The Administrative Agent shall incur no liability of any kind to the Borrower, any Loan Party, any Lender or any other Person with respect to its maintenance of the Register or the recordation of information therein. The Register shall include a control account and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof. The Administrative Agent will render a monthly statement of such accounts to the Borrower. Each such statement shall be deemed final, binding and conclusive upon the Borrower and the other Loan Parties in all respects as to all matters reflected therein (absent manifest error) unless the Borrower, within thirty (30) days after the date such statement is rendered, delivers to the Administrative Agent written notice of any objections which the Borrower may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrower. The entries in the Register shall be final, conclusive and binding upon the Borrower and the other Loan Parties for all purposes, absent manifest error, and the Borrower, each of its Subsidiaries and each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. No assignment of any Commitment, Loan or Note, or any interest therein, shall be effective unless and until the Assignment and Acceptance has been accepted by the Administrative Agent and registered in the Register. This Section 13.01(c) shall be construed
                                           ----------------
so that all Commitments, Loans and Notes, and any interest therein, are maintained at all times in "registered form" within the meaning of sections 163(f), 871(h) and 881(c) of the Code.

          (d)    Fee. Upon its receipt of an Assignment and Acceptance executed
                 ---
by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders.

          (e)    Participations. Each Lender may sell participations to one or
                 --------------
more commercial banks, lending institutions, finance companies, insurance companies, other financial institutions or funds in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitments hereunder and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) the increase in the Commitment of the Lender from whom such participant purchased a participation, (B) the reduction of the principal of, or rate or amount of interest on, the Loans subject to such participation (other than by the payment or prepayment thereof), (C) the postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation (except with respect to any modifications of the provisions relating to prepayments of Loans and other Obligations) and (D) the release of any guarantor of the Obligations.

          (f)    Information Regarding the Borrower. Any Lender may, in
                 ----------------------------------
connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.01, disclose to the assignee or
                               -------------
participant or proposed assignee or participant, any information relating to the Borrower or any Subsidiary of the Borrower or any other Loan Party furnished to such Lender by the Administrative Agent or by or on behalf of the Borrower, such Subsidiary or such Loan Party; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to preserve in accordance with Section 13.23 the confidentiality of any
                            -------------
confidential information described therein.

          (g)   Payment to Participants. Anything in this Agreement to the
                -----------------------
contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

          (h)    Lenders' Creation of Security Interests. Notwithstanding any
                 ---------------------------------------
other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement and its Notes (including, without limitation, Obligations owing to it and the Notes held by it) in favor of any Federal Reserve Bank of the Federal Reserve Board without notice to or consent of the Borrower or the Administrative Agent.

          13.02. Relations Among Lenders. Except as contemplated under this
                 -----------------------
Agreement, no Lender shall make any loan, advance or other financial accommodation to the Borrower or any other Loan Party without the prior written consent of Requisite Lenders. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the

Borrower or any other Loan Party with respect to the Obligations, without the prior written consent of Requisite Lenders.

          13.03. Replacement of Lender. In the event that a Replacement Event
                 ---------------------
occurs and is continuing with respect to any Lender, the Borrower may designate a Replacement Lender to assume such Lender's Commitment hereunder, to purchase the Loans and participations of such Lender and such Lender's rights hereunder, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid fees owing to such Lender, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder provided that the obligations of the Borrower to such Lender under Section 13.05
                                                                  --------------
hereof with respect to events occurring or obligations arising before such replacement shall survive such replacement.

          13.04. Expenses.
                 --------

          (a)    Generally. The Borrower agrees upon demand to pay, or reimburse
                 ---------
the Administrative Agent for, all of the Administrative Agent's reasonable audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agent in connection with (i) the preparation, negotiation, and execution of this Agreement and the other Loan Documents; (ii) the interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article V), the other Loan Documents and the making of the Loans hereunder; (iii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities under this Agreement and the other Loan Documents and the Administrative Agent's periodic audits of the Borrower and the other Loan Parties; (iv) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the assets of any Loan Party, any Loan Party, this Agreement or any of the other Loan Documents; (vi) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, the assets of any Loan Party, any Loan Party, this Agreement or any of the other Loan Documents; and (vii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

          (b)    After Default. The Borrower further agrees to pay or reimburse
                 -------------
the Administrative Agent and each Lender upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees incurred by the Administrative Agent or such Lender after the occurrence of an Event of Default (i) in enforcing any Loan Document or any of the Obligations or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, any Loan Party and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and
(iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

          13.05. Indemnity. The Borrower further agrees to defend, protect,
                 ---------
indemnify, and hold harmless the Administrative Agent, the Syndication Agent, the Documentation Agent the Arranger and each of the Lenders and each of their respective Affiliates, and their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and
                                                       -----------
against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (a) this Agreement, the Notes, the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans, the management of such Loans, the use or intended use of the proceeds of the Loans, or any of the transactions contemplated by the Loan Documents, or (b) any Liabilities and Costs under any Environmental Health or Safety Requirements or Law or common law principles arising from or in connection with the past, present or future operations of any Loan Party or any of its predecessors in interest, or, the past, present or future environmental condition of any Property of any Loan Party, the presence of asbestos-containing materials at any Property of any Loan Party or the Release or threatened Release of any Contaminant into the environment from any Property of any Loan Party or to which any Loan Party sent any Contaminant for treatment, storage disposal or recycling (collectively, the "Indemnified Matters"); provided, however, the
                              -------------------
Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a judgment or order. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          13.06. Change in Accounting Principles. If any change in the
                 -------------------------------
accounting principles used in the preparation of the most recent financial statements referred to in Section 7.01 are hereafter required or permitted by
                          ------------
the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower and its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method or results of calculation of any of the covenants, standards or terms found in Article IX and Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, (i) no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Borrower, to so reflect such change in accounting principles and (ii) the Borrower shall be deemed to be in compliance with such covenants during the sixty (60) day period following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

          13.07. Setoff.  In addition to any Liens granted under the Loan
                 ------
Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is hereby authorized by the Borrower and each other Loan Party at any time and from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower or such other Loan Party against and on account of the Obligations of the Borrower to such Lender or any of its Affiliates, including, but not limited to, all Loans and all claims of any nature or description arising out of or in connection with this Agreement or the Notes, irrespective of whether or not (i) such Lender shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder and under the Notes to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrower or any other Loan Party now or hereafter maintained with such Lender or any of its Affiliates.

          13.08. Ratable Sharing. The Lenders agree among themselves that (i)
                 ---------------
with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 3.03, 3.04 and
                                                    -----------------------
4.01(f)) equitable adjustment will be made so that, in effect, all such amounts
--------
will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the amounts described in Sections 3.03, 3.04
                                                           -------------------
and 4.01(f), (ii) if any of them shall by voluntary payment or by the exercise
-----------
of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each of the Loan Parties agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 13.08
                                                                -------------
may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 13.07, the right of setoff) with respect to such
                       -------------
participation as fully as if such Lender were the direct creditor of the Borrower or such Loan Party in the amount of such participation.

          13.09. Amendments and Waivers. Unless otherwise provided in this
                 ----------------------
Agreement, no amendment or modification of any provision of this Agreement or the Notes shall be effective without the written agreement of the Requisite Lenders and the Borrower, and no termination or waiver of any provision of this Agreement or the Notes, or consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement and the Notes shall be effective only by a written agreement, signed by each Lender: (a) waiver of any of the conditions specified in Sections 5.01 and 5.02 (except with respect to a condition based
             ----------------------
upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders), (b) increase in the amount of the Commitment of any Lender, (c) reduction of the principal of, rate or amount of interest on the Loans or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), (d) postponement of the Commitment Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to any modifications of the provisions relating to prepayments of Loans and other Obligations), (e) releasing any Guarantor of its obligations under a Guaranty (other than in connection with any sale of such Guarantor permitted hereunder), (f) amendment of the definition of "Requisite Lenders", or (g) amendment of Section 13.08 or this Section 13.09. Any waiver or
                              -------------         -------------
consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained in this Section 13.09, no amendment, modification, waiver or consent
                  -------------
shall affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action.

          13.10. Notices. (a) Unless otherwise specifically provided herein, any
                 -------
notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile or three (3) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Administrative Agent pursuant to Articles II, III or XII shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 13.10) shall be as set forth below each party's name on the
     -------------
signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement. For purposes of any Loan Document, the address of each Loan Party shall be as set forth on Schedule I attached hereto.

          (b) The Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in any manner relating to or arising out of any action taken or omitted by such Indemnitee in good faith in reliance on any notice or other written communication in the form of a facsimile purporting to be from the Borrower; provided that the Borrower shall have no obligation under this Section 13.10(b) to an Indemnitee with respect to
                              ----------------
any indemnified matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a judgment or order.

          13.11. Survival of Warranties and Agreements.  All representations and
                 -------------------------------------
warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent or any of the Lenders may have come into possession or control of any assets of any Loan Party.

          13.12. Failure or Indulgence Not Waiver; Remedies Cumulative. No
                 -----------------------------------------------------
failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege under this Agreement, the Notes or any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, the Notes and the other Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

          13.13. Marshalling; Payments Set Aside. Neither the Administrative
                 -------------------------------
Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower, any other Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Lenders, or any of such Persons exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          13.14. Independence of Covenants. All covenants hereunder shall be
                 -------------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

          13.15. Severability. In case any provision in or obligation under this
                 ------------
Agreement, the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          13.16. Headings. Section headings in this Agreement are included
                 --------
herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

          13.17. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE
                 -------------
RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          13.18. Limitation of Liability. No claim may be made by the Borrower,
                 -----------------------
any other Loan Party, any Lender, the Administrative Agent or any other Person against the Administrative Agent or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the Notes or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each other Loan Party, each Lender and the Administrative Agent hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          13.19. Successors and Assigns. This Agreement, the Notes and the other
                 ----------------------
Loan Documents shall be binding upon the parties thereto and their respective successors and assigns and shall inure to the benefit of the parties thereto and the successors and permitted assigns of the Lenders. The rights hereunder of the Borrower and the other Loan Parties, or any interest therein, may not be assigned without the written consent of all Lenders.

          13.20. Certain Consents and Waivers.
                 ----------------------------

          (a)    Personal Jurisdiction.  (i) EACH OF THE ADMINISTRATIVE AGENT,
                 ---------------------
THE LENDERS, THE BORROWER AND THE OTHER LOAN PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING

JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWER AND THE OTHER LOAN PARTIES IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION, AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER AND THE OTHER LOAN PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE BORROWER AND THE OTHER LOAN PARTIES WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (ii) EACH OF THE BORROWER AND THE OTHER LOAN PARTIES AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ANY OF THE OTHER LOAN PARTIES OR THEIR RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT AND THE LENDERS TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY LENDER. EACH OF THE BORROWER AND THE OTHER LOAN PARTIES WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

          (b)    Service of Process. EACH OF THE BORROWER AND THE OTHER LOAN
                 ------------------
PARTIES IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER'S OR SUCH LOAN PARTY'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH OF THE BORROWER AND THE OTHER LOAN PARTIES IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL

AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR ANY OTHER LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

          (c)  Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, THE
               --------------------
LENDERS, THE BORROWER AND THE OTHER LOAN PARTIES IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.

          13.21. Counterparts; Effectiveness; Inconsistencies. This Agreement
                 --------------------------------------------
and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower, each other Loan Party, each Lender and the Administrative Agent on the date hereof when each such party hereto executes and delivers this Agreement. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions hereof are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

          13.22. Entire Agreement. This Agreement, taken together with all of
                 ----------------
the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

          13.23. Confidentiality. The Lenders shall hold all nonpublic
                 ---------------
information obtained from any Loan Party pursuant to this Agreement or any of the other Loan Documents in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 13.23. In no event shall any Lender be obligated or required
          -------------
to return any materials furnished by the Borrower or any other Loan Party; provided, however, each offeree shall be required to agree that if it does not
--------  -------
become a transferee or participant it shall return all materials furnished to it by the Borrower or any other Loan Party in connection with this Agreement or any of the other Loan Documents.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                 WATSON PHARMACEUTICALS, INC.



                                 By:___________________________
                                 Title: Chairman, President and
                                        Chief Executive Officer

                                 Notice address:

                                 WATSON PHARMACEUTICALS, INC.
                                 311 Bonnie Circle
                                 Corona, California 92880-2882
                                 Attention:  Robert Funsten

                                 with a copy to:

                                 Cooley Godward LLP
                                 One Maritime Plaza, 20th Floor
                                 San Francisco, California  94111-3580
                                 Attention:  Peter H. Carson

                                 SOCIETE GENERALE,
                                 as Administrative Agent


                                 By:____________________________
                                   Title:


                                 Notice address:

                                 SOCIETE GENERALE
                                 1221 Avenue of the Americas
                                 New York, New York 10020
                                 Attention:  John M. Stack
                                 Phone:  (212) 278-6402
                                 Fax:  (212) 278-6418

                                 with a copy to:

                                 Sidley & Austin
                                 875 Third Avenue
                                 New York, New York 10022
                                 Attention: Barbara A. Vrancik, Esq.
                                 Phone: (212) 906-2306
                                 Fax: (212) 906-2021

                                 SOCIETE GENERALE, as Lender



                                 By:_____________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $24,714,285.71

TERM LOAN COMMITMENT:            $53,785,714.29



                                 Notice address:

                                 SOCIETE GENERALE
                                 1221 Avenue of the Americas
                                 New York, New York 10020
                                 Attention: John M. Stack
                                 Phone: (212) 278-6402
                                 Fax: (212) 278-6418

                                 with a copy to:

                                 Sidley & Austin
                                 875 Third Avenue
                                 New York, New York 10022
                                 Attention: Barbara A. Vrancik, Esq.
                                 Phone: (212) 906-2306
                                 Fax: (212) 906-2021

                                 SUMMIT BANK, as Lender



                                 By:____________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $16,928,571.43

TERM LOAN COMMITMENT:            $42,321,428.57



                                 Notice address:

                                 Summit Bank
                                 750 Walnut Avenue
                                 Cranford, NJ 07016
                                 Attention: William DiNicola
                                 Phone: (908) 709-3105
                                 Fax: (908) 709-6433

                                 FIRST UNION NATIONAL BANK, as Lender



                                 By:______________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $16,928,571.43

TERM LOAN COMMITMENT:            $42,321,428.57



                                 Notice address:

                                 First Union National Bank
                                 201 South College Street, C-6 NC 0760
                                 Charlotte, NC 28288-0760
                                 Attention: Keith Law
                                 Phone: (704) 718-1788
                                 Fax: (704) 374-4793

                                 BANK AUSTRIA CREDITANSTALT
                                 CORPORATE FINANCE, INC., as Lender


                                 By:_________________________________
                                   Title:


                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $ 4,285,714.29

TERM LOAN COMMITMENT:            $10,714,285.71



                                 Notice address:

                                 Bank Austria Creditanstalt
                                 Corporate Finance Inc.
                                 Two Greenwich Plaza
                                 Greenwich, CT 06830
                                 Attention: Laura DePersis
                                 Phone: (203) 861-1402
                                 Fax: (203) 861-1532

                                 BANK HAPOALIM, as Lender



                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $ 4,285,714.29

TERM LOAN COMMITMENT:            $10,714,285.71



                                 Notice address:

                                 Bank Hapoalim
                                 1177 Avenue of the Americas
                                 New York, NY  10038-2790
                                 Attention: Laura Raffa
                                 Phone: (212) 782-2177
                                 Fax: (212) 782-2187

                                 THE GOVERNOR AND COMPANY OF THE
                                 BANK OF IRELAND, as Lender


                                 By:_________________________________
                                   Title:


                                 By:_________________________________
                                   Title:



REVOLVING LOAN COMMITMENT:       $ 4,285,714.29

TERM LOAN COMMITMENT:            $10,714,285.71



                                 Notice address:

                                 Bank of Ireland, Dublin
                                 La Touche House, I.F.S.C.
                                 Custom House Docks, Dublin 1
                                 Ireland
                                 Attention: Brendan McLoughlin
                                 Phone: (353-1) 609-3513
                                 Fax: (353-1) 829-0129

                                 THE BANK OF NEW YORK, as Lender


                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $ 7,142,857.14

TERM LOAN COMMITMENT:            $17,857,142.86



                                 Notice address:

                                 The Bank of New York
                                 10990 Wilshire Boulevard
                                 Suite 1125
                                 Los Angeles, CA 90024
                                 Attention: Rebecca K. Levine
                                 Phone: (310) 996-8659
                                 Fax: (310) 996-8667

                                 BNP PARIBAS, as Lender



                                 By:_________________________________
                                   Title:

                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $11,428,571.43

TERM LOAN COMMITMENT:            $28,571,428.57



                                 Notice address:

                                 BNP Paribas
                                 725 South Figueroa Street, Suite 2090
                                 Los Angeles, California 90017
                                 Attention: Brian Dixon
                                 Phone: (213) 688-6419
                                 Fax: (213) 488-9602

                                 COMERICA BANK, as Lender



                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $ 4,285,714.29

TERM LOAN COMMITMENT:            $10,714,285.71



                                 Notice address:

                                 Comerica Bank
                                 1920 Main Street, Suite 1150
                                 Irvine, CA 92614
                                 Attention: Emmanuel M. Skevofilax
                                 Phone: (949) 476-1933
                                 Fax: (949) 476-1222

                                 DEN DANSKE BANK, as Lender



                                 By:_________________________________
                                   Title:

                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $ 7,142,857.14

TERM LOAN COMMITMENT:            $17,857,142.86



                                 Notice address:

                                 Den Danske Bank
                                 280 Park Avenue, 4th Floor
                                 East Building
                                 New York, New York 10017
                                 Attention: James Hua
                                 Phone: (212) 984-8414
                                 Fax: (212) 599-2493

                                 THE DAI-ICHI KANGYO BANK, LTD., as Lender


                                 By:_________________________________
                                   Title:



REVOLVING LOAN COMMITMENT:       $2,857,142.86

TERM LOAN COMMITMENT:            $7,142,857.14



                                 Notice address:

                                 The Dai-Ichi Kangyo Bank, Ltd.
                                 10 South Wacker Drive, 26th Floor
                                 Chicago, Illinois 60606
                                 Attention: Alia Basit
                                 Phone: (312) 715-6385
                                 Fax: (312) 876-2011

                                 FLEET NATIONAL BANK, as Lender



                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $14,285,714.29

TERM LOAN COMMITMENT:            $35,714,285.71



                                 Notice address:

                                 Fleet National Bank
                                 100 Federal Street
                                 Mail Code:  ADE 10008E
                                 Boston, MA 02110
                                 Attention: Lori H. Jou
                                 Phone: (617) 434-3898
                                 Fax: (617) 434-2472

                                 THE FUJI BANK LIMITED, LOS ANGELES
                                 AGENCY, as Lender



                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $ 4,285,714.29

TERM LOAN COMMITMENT:            $10,714,285.71



                                 Notice address:

                                 The Fuji Bank Limited, Los Angeles Agency
                                 333 South Hope Street, 39th Floor
                                 Los Angeles, CA  90071
                                 Attention: Hiro Negi
                                 Phone: (213) 253-4186
                                 Fax: (213) 253-4175

                                 THE INDUSTRIAL BANK OF JAPAN,
                                 LIMITED, as Lender



                                 By:_________________________________
                                   Title:

                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $ 7,142,857.14

TERM LOAN COMMITMENT:            $17,857,142.86



                                 Notice address:

                                 The Industrial Bank of Japan, Limited
                                 350 South Grand Avenue, Suite 1500
                                 Los Angeles, CA  90071
                                 Attention: Bernardo Correa-Henachke
                                 Phone: (213) 893-6427
                                 Fax: (213) 488-9840

                                 KBC BANK N.V., as Lender



                                 By:_________________________________
                                   Title:

                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $2,857,142.86

TERM LOAN COMMITMENT:            $7,142,857.14



                                 Notice address:

                                 KBC Bank, N.V.
                                 515 S. Figueroa Street, Suite 1920
                                 Los Angeles, CA 90071
                                 Attention: Edward Eijlers
                                 Phone: (213) 996-7531
                                 Fax: (213) 629-5801

                                 KBC Bank, N.V.
                                 125 West 55th Street, 10th Floor
                                 New York, New York 10019
                                 Attention:  Michael V. Curran
                                 Phone:  (212) 541-0708
                                 Fax:  (212) 956-5580

                                 THE MITSUBISHI TRUST AND BANKING
                                 CORPORATION, as Lender



                                 By:_________________________________
                                   Title:


                                 By:_________________________________
                                   Title:



REVOLVING LOAN COMMITMENT:       $ 7,142,857.14
TERM LOAN COMMITMENT:            $17,857,142.86



                                 Notice address:

                                 The Mitsubishi Trust & Banking Corporation
                                 520 Madison Avenue, 26th Floor
                                 New York, New York 10022
                                 Attention: Dan Chang
                                 Phone: (212) 891-8218
                                 Fax: (212) 644-6825

                                 THE NORTHERN TRUST COMPANY,
                                   as Lender



                                 By:_________________________________
                                   Title:



REVOLVING LOAN COMMITMENT:       $ 4,285,714.29

TERM LOAN COMMITMENT:            $10,714,285.71



                                 Notice address:

                                 The Northern Trust Company
                                 50 S. LaSalle B-2
                                 Chicago, Illinois 60675
                                 Attention: Candelario Martinez
                                 Phone: (312) 557-2816
                                 Fax: (312) 444-7028

                                 PILGRIM AMERICA HIGH INCOME
                                 INVESTMENTS LTD., as Lender

                                 By:  Pilgrim Investments, Inc.
                                      as its investment manager


                                 By:  _________________________________
                                 Title:



REVOLVING LOAN COMMITMENT:       $ -0-

TERM LOAN COMMITMENT:            $2,400,000.00



                                 Notice address:

                                 Pilgrim CLO 1999-1 Ltd.
                                 c/o Pilgrim Investments, Inc.
                                 Two Renaissance Square
                                 40 N. Central Avenue, Suite 1200
                                 Phoenix, AZ 85004-4424
                                 Attention: Melonie Clark
                                 Phone: (602) 417-8100
                                 Fax:  (602) 417-8321

                                 PILGRIM CLO 1999 - 1 LTD., as Lender

                                 By:  Pilgrim Investments, Inc.
                                      as its investment manager


                                 By:  ____________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $ -0-

TERM LOAN COMMITMENT:            $5,600,000.00



                                 Notice address:

                                 Pilgrim CLO 1999-1 Ltd.
                                 c/o Pilgrim Investments, Inc.
                                 Two Renaissance Square
                                 40 N. Central Avenue, Suite 1200
                                 Phoenix, AZ 85004-4424
                                 Attention: Melonie Clark
                                 Phone: (602) 417-8100
                                 Fax:  (602) 417-8321

                                 THE SANWA BANK, LIMITED, as Lender



                                 By:_________________________________
                                   Title:



REVOLVING LOAN COMMITMENT:       $ 8,571,428.57

TERM LOAN COMMITMENT:            $21,428,571.43



                                 Notice address:

                                 The Sanwa Bank Limited
                                 601 South Figueron Street, W5-4
                                 Los Angeles, CA 90017
                                 Attention: Toshiko Boyd
                                 Phone: (213) 896-7176
                                 Fax: (213) 623-4912

                                 THE BANK OF NOVA SCOTIA, as Lender



                                 By:_________________________________
                                   Title:



REVOLVING LOAN COMMITMENT:       $ 7,142,857.14

TERM LOAN COMMITMENT:            $17,857,142.86



                                 Notice address:

                                 The Bank of Nova Scotia
                                 580 California Street, Suite 2100
                                 San Francisco, CA  94104
                                 Attention: Robert Reynolds
                                 Phone: (415) 616-4166
                                 Fax: (415) 397-0791

                                 THE SUMITOMO BANK, LIMITED, as Lender



                                 By:_________________________________
                                   Title:



REVOLVING LOAN COMMITMENT:       $14,285,714.29

TERM LOAN COMMITMENT:            $35,714,285.71



                                 Notice address:

                                 The Sumitomo Bank, Limited
                                 777 South Figueroa Street, Suite 2600
                                 Los Angeles, CA  90017
                                 Attention: Peter Byun
                                 Phone: (213) 955-0819
                                 Fax: (213) 623-6832

                                 THE TOKAI BANK, LIMITED-NEW YORK
                                 BRANCH, as Lender



                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $ 4,285,714.29

TERM LOAN COMMITMENT:            $10,714,285.71



                                 Notice address:

                                 The Tokai Bank, Limited
                                 55 E. 52nd Street
                                 New York, NY 10055
                                 Attention: Sam Rosen
                                 Phone: (212) 339-1162
                                 Fax: (212) 832-1428

                                 WELLS FARGO BANK, N.A., as Lender



                                 By:_________________________________
                                   Title:



REVOLVING LOAN COMMITMENT:       $ 7,142,857.14

TERM LOAN COMMITMENT:            $17,857,142.86



                                 Notice address:

                                 Wells Fargo Bank, N.A.
                                 707 Wilshire Boulevard, 16th floor
                                 MAC E 2818-163
                                 Los Angeles, Ca 90017
                                 Attention: Lucy Nixon
                                 Phone: (213) 624-5804
                                 Fax: (213) 614-5242

                                 UNION BANK OF CALIFORNIA, N.A., as Lender



                                 By:_________________________________
                                   Title:


REVOLVING LOAN COMMITMENT:       $14,285,714.29

TERM LOAN COMMITMENT:            $35,714,285.71



                                 Notice address:

                                 Union Bank of California, N.A.
                                 445 S. Figueroa
                                 Los Angeles, CA 90071
                                 Attention: Jon Strayer
                                 Phone: (213) 236-7760
                                 Fax: (213) 236-7635